Exhibit 3.3

Amended and Restated

BYE-LAWS

of

Dermavant Sciences Ltd.

i

25.	Postponement or Cancellation of General Meeting	23

26.	Electronic Participation and Security at Meetings	23

27.	Quorum at General Meetings	23

28.	Chairperson to Preside at General Meetings	24

29.	Voting on Resolutions	24

30.	Matters Requiring the Approval of Shareholders	24

31.	Voting on a Poll Required	26

32.	Voting by Joint Holders of Shares	26

33.	Votes of Members	27

34.	Instrument of Proxy	27

35.	Representation of Corporate Member	27

36.	Adjournment of General Meeting	28

37.	Written Resolutions	28

38.	Directors Attendance at General Meetings	29

DIRECTORS AND OFFICERS		29

39.	Number, Election and Term of Directors	29

40.	Alternate Directors	31

41.	Removal of Directors	31

42.	Vacancy in the Office of a Director	32

43.	Remuneration of Directors	33

44.	Defect in Appointment	33

45.	Directors to Manage Business	33

46.	Powers of the Board of Directors	33

47.	Committees of the Board	34

48.	Confidentiality	35

49.	Register of Directors and Officers	35

50.	Appointment of Officers	36

51.	Appointment of Secretary	36

52.	Duties of Officers	36

53.	Remuneration of Officers	36

54.	Conflicts of Interest	36

55.	Indemnification and Exculpation of Directors and Officers	37

MEETINGS OF THE BOARD OF DIRECTORS		38

56.	Board Meetings	38

57.	Notice of Board Meetings	40

58.	Electronic Participation in Meetings	40

59.	Representation of Corporate Director	40

60.	Quorum at Board Meetings	41

61.	Board to Continue in the Event of Vacancy	41

62.	Chairperson to Preside	41

63.	Written Resolutions	41

64.	Validity of Prior Acts of the Board	41

CORPORATE RECORDS		42

65.	Minutes	42

66.	Place Where Corporate Records Kept	42

67.	Form and Use of Seal	42

ACCOUNTS		42

68.	Records of Account	42

69.	Financial Year End	43

AUDITS		43

70.	Annual Audit	43

71.	Appointment of Auditor	43

72.	Remuneration of Auditor	43

73.	Duties of Auditor	43

74.	Access to Records	44

75.	Financial Statements and the Auditor’s Report	44

76.	Vacancy in the Office of Auditor	44

VOLUNTARY WINDING-UP AND DISSOLUTION		44

77.	Winding-Up	44

CHANGES TO CONSTITUTION		45

78.	Changes to Bye-laws	45

79.	Changes to the Memorandum	45

80.	Discontinuance	45

81.	Business Combinations	45

SPECIAL QUALIFIED MEMBER PROVISIONS		50

82.	Rights of First Refusal and Co-Sale Rights	50

83.	Drag-Along Rights	53

84.	Preemptive Rights	55

85.	No Duty for Corporate Opportunities	56

INTERPRETATION

1.	Definitions

1.1	In these Bye-laws, the following words and expressions shall, where not inconsistent with the context, have the following meanings, respectively:

Act	the Companies Act 1981;

Affiliate

with respect to any person, any other person that, directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such person, including any general partner, managing member, officer or director of such person or any venture capital, private equity or other investment fund or account now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company or investment advisor with, such person;

Alternate Director	an alternate director appointed in accordance with these Bye-laws;

Audit Committee

the committee of the Board to which is delegated, inter alia, certain oversight responsibilities with respect to (i) the Company’s corporate accounting and financial reporting processes, (ii) the Company’s systems of internal control over financial reporting and audits of financial statements, (iii) the quality and integrity of the Company’s financial statements and reports, (iv) the qualifications, independence and performance of the registered public accounting firm or firms of certified public accountants engaged as the Company’s independent outside auditors for the purpose of preparing or issuing an audit report or performing audit services and (v) the performance of the Company’s internal audit function and independent auditors and, if the Company does not yet have an internal audit function, the oversight of its design and implementation.

Auditor	includes an individual, company or partnership;

Board	the board of directors of the Company (which may consist of a sole director) appointed or elected pursuant to these Bye-laws;

Business Day	any day other than a Saturday or Sunday on which banks are open for business in New York, New York, London, United Kingdom, and Bermuda;

Company	the company for which these Bye-laws are approved and confirmed;

Control

the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise, with “Controlled” having a correlative meaning.

Controlled Shares

all Shares directly, indirectly or constructively owned by a person as determined pursuant to Sections 957 and 958 of the U.S. Internal Revenue Code of 1986, as amended, and the treasury regulations promulgated thereunder.

Designated Stock Exchange	as applicable, the New York Stock Exchange, The Nasdaq Stock Market LLC, or any other stock exchange on which the Shares may be listed for trading, for so long as such Shares are there listed;

Designated Stock Exchange Rules

the relevant code, rules and regulations, as amended, from time to time, applicable as a result of the original and continued listing of any Shares on a Designated Stock Exchange, if and when applicable;

Director	a director of the Company, and shall include an Alternate Director;

Eligible Member

(i) a Member whose Controlled Shares constitute 3% or more of the aggregate voting rights of issued and outstanding Shares that are entitled to vote at a general meeting and who has held such Shares for at least three years or (ii) a group of not more than twenty (20) Members whose Controlled Shares that, in each case, have been held for at least three years and constitute, in aggregate, 3% or more of the aggregate voting rights of issued and outstanding Shares that are entitled to vote at a general meeting of the Company;

Exchange Act	the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated from time to time thereunder;

Excluded Transfer

any (a) sale of Shares in connection with a Drag-Along Sale, (b) redemption, repurchase or other acquisition by the Company of Shares from a current or former employee, officer, director, consultant or other person who performed services for the Company or one of its Subsidiaries in connection with the net settlement of equity awards or the cessation of such employment or service at the lower of the original purchase price (if applicable) or the then-current fair market value thereof, (c) sale of Shares through underwriters in connection with an IPO and (d) Transfer to a Permitted Transferee; provided, in the case of clause (d), that (x) such Transferred Shares at all times remain subject to the terms and restrictions set forth in these Bye-laws and (y) the Transferee, as a condition to such Transfer, executes and delivers a joinder to the Shareholder’s Agreement;

IPO

an underwritten initial public offering of equity securities of the Company or any corporate successor thereto (it being understood that an IPO shall not include a registration effected solely to implement an employee benefit plan, a merger or other business combination or a registration on Form S-4, Form S-8 or any substantially equivalent or successor form thereto);

Member

the person registered in the Register of Members as the holder of Shares and, when two or more persons are so registered as joint holders of Shares, means the person whose name stands first in the Register of Members as one of such joint holders or all of such persons, as the context so requires;

Memorandum	the Memorandum of Association of the Company;

Independent Director	means a Director who is an independent director, as defined in the Designated Stock Exchange Rules, and as determined by the Board;

notice	written notice as further provided in these Bye-laws unless otherwise specifically stated;

Officer	any person appointed by the Board to hold an office at the Company;

Permitted Transferee

with respect to a Transfer made by the Qualified Member, any Affiliate of such Qualified Member, and with respect to any other Member, (a) any executor, administrator or testamentary trustee of such Member’s estate, if such Member dies, (b) any person receiving Shares held by such Member by will, intestacy laws or the laws of descent or survivorship and (c) any trustee of a trust (including an inter vivos trust) of which there are no principal beneficiaries other than such Member or one or more spouse or lineal descendant (including through adoptive relationships) of such Member;

Qualified Member

a Member that (1) holds the greatest number of aggregate voting rights of the issued and outstanding Shares and (2) holds, collectively with its Affiliates, at least a majority of the issued and outstanding Shares (for the avoidance of doubt, if no Member holds collectively with its Affiliates a majority of the issued and outstanding Shares, then there shall be no Qualified Member);

Roivant	Roivant Sciences Ltd. or any parent or wholly owned Subsidiary thereof;

Register of Directors and Officers	the register of directors and officers referred to in Bye-law 48;

Register of Members	the register of Members referred to in Bye-law 9;

Resident Representative	any person appointed to act as resident representative and includes any deputy or assistant resident representative;

Sale Transaction

any transaction or series of related transactions, whether or not the Company is a party thereto, in which, after giving effect to such transaction or transactions, Shares representing in excess of 50% of the voting power of the Company (or any successor entity pursuant to a merger, amalgamation, scheme of arrangement or similar transaction) are owned directly, or indirectly through one or more entities, by any “person” or “group” (as such terms are used in Section 13(d) of the Exchange Act) of persons, other than any person who, immediately prior to such transaction or series of related transactions, was a Member or Permitted Transferee; provided, that an IPO shall not constitute a Sale Transaction;

Secretary

the person appointed initially by the provisional directors and from time to time by the Board to perform any or all of the duties of secretary of the Company and includes any deputy or assistant secretary and any person appointed by the Board to perform any of the duties of the Secretary;

Securities Act	the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated from time to time thereunder;

Shares	(a) the Common Shares and (b) any other class of equity securities issued by the Company;

Shareholder’s Agreement	that certain information sharing and cooperation agreement, dated as of August 20, 2018, by and among the Company, Roivant Sciences Ltd. and the other Members that are signatories thereto.

Subsidiary

with respect to any specified person, any other person (a) Controlled by such first person or (b) of which at least a majority of the securities or ownership interests having by their terms ordinary voting rights to elect a majority of the board of directors or other persons performing similar functions is directly or indirectly owned or controlled by such first person and/or by one or more of its Subsidiaries;

Transfer

with respect to a Share or Shares, (a) when used as a verb, to sell, assign, dispose of, exchange, pledge, encumber, hypothecate or otherwise transfer such Share or Shares or any participation or interest therein, whether directly or indirectly, or agree or commit to do any of the foregoing and (b) when used as a noun, a direct or indirect sale, assignment, disposition, exchange, pledge, encumbrance, hypothecation, or other transfer of such Share or Shares, or any participation or interest therein or any agreement or commitment to do any of the foregoing, and includes the purchase by the Company of Shares for cancellation or as Treasury Shares (“Transferor” and “Transferee” shall have their correlative meanings);

Treasury Shares	Shares that were or are treated as having been acquired and held by the Company and has been held continuously by the Company since it was so acquired and has not been cancelled; and

Trigger Date	the first date on which Roivant ceases to hold at least 25% of the aggregate voting rights attaching to issued and outstanding Shares.

1.2	Each of the following terms is defined in the Bye-law set forth opposite such term below:

TERM	BYE-LAW
Additional Transfer Notice	82.3
Chairperson	39.5
Committee	47.1
Common Shares	4.1
Company Purchase Co-Sale Right	82.9	(a)
Company Purchased Shares	82.2
Derivative Instrument	24.1	(c)(iv)
Drag-Along Purchaser	83.1
Drag-Along Sale	83.1
Drag-Along Sale Notice	83.4
Drag-Along Sale Price	83.4
Drag-Along Sellers	83.1
Exercise Notice	84.1
Exercising Member	84.1
Indemnified Party	55.1
Instrument of Transfer	11.1
Interested Director	54.2
Issuance Notice	84.1
Offered Shares	82.1
Other Investments	85
Other Member	83.1
Participating Member Initial Purchased Shares	82.4
Preference Shares	2.2

TERM	BYE-LAW
Prohibited Transfer	82.9	(g)
Qualified Group	85
Remaining Shares	82.3
Renounced Business Opportunity	85
Roivant Directors	39.2
Selling Member	82.1
Third-Party Offered Shares	82.7
Third-Party Purchase Co-Sale Right	82.9	(c)
Transfer Notice	82.1

1.3	In these Bye-laws, where not inconsistent with the context:

(a)	words denoting the plural number include the singular number and vice versa;

(b)	words denoting the masculine gender include the feminine and neuter genders;

(c)	words importing persons include companies, associations or bodies of persons whether corporate or not;

(d)	the words:

(i)	“may” shall be construed as permissive; and

(ii)	“shall” shall be construed as imperative;

(e)	a reference to a statutory provision shall be deemed to include any amendment or re-enactment thereof;

(f)	the words “include” and “including” and variations thereof shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation”;

(g)	the word “corporation” means a corporation whether or not a company within the meaning of the Act; and

(h)	unless otherwise provided herein, words or expressions defined in the Act shall bear the same meaning in these Bye-laws.

1.4

In these Bye-laws expressions referring to writing or its cognates shall, unless the contrary intention appears, include facsimile, printing, lithography, photography, electronic mail and other modes of representing words in visible form.

1.5	Headings used in these Bye-laws are for convenience only and are not to be used or relied upon in the construction hereof.

SHARES

2.	Power to Issue Shares

2.1

Subject to these Bye-laws (including Bye-law 30, Bye-law 56 and Bye-law 83) and to any resolution of the Members to the contrary, and without prejudice to any special rights previously conferred on the holders of any existing Shares or class of Shares, the Board shall have the power to issue any unissued Shares on such terms and conditions as it may determine and any Shares or class of Shares may be issued with such preferred, deferred or other special rights or such restrictions, whether in regard to dividend, voting, return of capital or otherwise as the Company may by resolution of the Members prescribe.

2.2

Subject to the Act and these Bye-laws (including Bye-law 30, Bye-law 56 and Bye-law 83), any preference shares of the Company (“Preference Shares”) may be issued or converted into Shares of any other class or classes, that (at a determinable date or at the option of the Company or the holder) are liable to be redeemed on such terms and in such manner as may be determined by the Board (before the issue or conversion).

2.3

Notwithstanding the foregoing or any other provision of these Bye-laws, the Company may not issue any Shares in a manner that the Board determines in its sole discretion could reasonably result in adverse tax, legal or regulatory consequences to the Company, any of its Subsidiaries or any direct or indirect holder of Shares or its Affiliates.

3.	Power of the Company to Purchase its Shares

3.1

Subject to these Bye-laws (including Bye-law 30 and Bye-law 56), the Company may purchase its own Shares for cancellation or acquire them as Treasury Shares in accordance with the Act on such terms as the Board shall think fit.

3.2	Subject to these Bye-laws (including Bye-law 30 and Bye-law), the Board may exercise all the powers of the Company to purchase or acquire all or any part of its own Shares in accordance with the Act.

3.3

Notwithstanding the foregoing or any other provision of these Bye-laws, any such purchase or acquisition may not be made if the Board determines in its sole discretion that the purchase or acquisition could reasonably result in adverse tax, legal or regulatory consequences to the Company, any of its Subsidiaries or any direct or indirect holder of Shares or its Affiliates.

4.	Rights Attaching to Shares

4.1

Subject to any resolution of the Members to the contrary (and without prejudice to any special rights conferred thereby on the holders of any other Shares), the share capital shall comprise shares of a single class (the “Common Shares”) the holders of which, subject to these Bye-laws, shall be, in respect of their Common Shares:

(a)	entitled to one vote per Common Share;

(b)	entitled to such dividends as the Board may from time to time declare;

(c)

entitled to the surplus assets of the Company in the event of a winding-up or dissolution of the Company, whether voluntary or involuntary or for the purpose of a reorganisation or otherwise or upon any distribution of capital; and

(d)	generally entitled to enjoy all of the rights attaching to Shares.

4.2

Subject to Bye-law 30, Bye-law 56 and Bye-law 83, the Board is authorized to provide for the creation and issuance of Preference Shares in one or more series, and to establish from time to time the number of Preference Shares to be included in each such series of Preference Shares, and to fix the terms, including designation, powers, preferences, rights, qualifications, limitations and restrictions of the Preference Shares of each such series (and, for the avoidance of doubt, such matters and the issuance of such Preference Shares with prior ranking shall not be deemed to vary the rights attached to the Common Shares or, subject to the terms of any other series of Preference Shares, to vary the rights attached to any other series of Preference Shares). The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

(a)	the number of Preference Shares constituting such series and the distinctive designation of such series;

(b)

the dividend rate on the Preference Shares of such series, whether dividends are cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of the payment of dividends on Preference Shares of such series;

(c)	whether such series has voting rights, in addition to the voting rights provided by law, and if so, the terms of such voting rights;

(d)

whether such series has conversion or exchange privileges (including conversion into Common Shares) and, if so, the terms and conditions of such conversion or exchange, including provision for adjustment of the conversion or exchange rate in such events as the Board shall determine;

(e)

whether or not the Preference Shares of that series are redeemable or repurchasable and, if so, the terms and conditions of such redemption or repurchase, including the manner of selecting Preference Shares for redemption or repurchase if less than all Preference Shares are to be redeemed or repurchased, the date or dates upon or after which they shall be redeemable or repurchasable and the amount per Preference Share payable in case of redemption or repurchase, which amount may vary under different conditions and at different redemption or repurchase dates;

(f)	whether such series has a sinking fund for the redemption or repurchase of Preference Shares of such series, and, if so, the terms and amount of such sinking fund;

(g)

the right of the Preference Shares of such series to the benefit of conditions and restrictions upon the creation of indebtedness of the Company or any of its Subsidiaries, upon the issue of any additional Shares (including additional Preference Shares of such series or any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Company or any of its Subsidiaries of any Shares;

(h)

the rights of the Preference Shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Company, and the relative rights of priority, if any, of payment in respect of Preference Shares of such series;

(i)	the rights of holders of such series to elect or appoint Directors; and

(j)	any other relative participating, optional or other special rights, qualifications, limitations or restrictions of such series.

4.3

Any Preference Shares of any series which have been redeemed (whether through the operation of a sinking fund or otherwise) or which, if convertible or exchangeable, have been converted into or exchanged for Shares of any other class or classes shall have the status of authorized and unissued Preference Shares of the same series and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of Preference Shares to be created by resolution or resolutions of the Board or as part of any other series of Preference Shares, all subject to the conditions and the restrictions on issuance set forth in the resolution or resolutions adopted by the Board providing for the issue of any series of Preference Shares.

4.4

Subject to Bye-law 30, Bye-law 56 and Bye-law 83, at the discretion of the Board, whether or not in connection with the issuance and sale of any Shares or other securities of the Company, the Company may issue securities, contracts, warrants or other instruments evidencing any Shares, option rights, securities having conversion or option rights or obligations on such terms, conditions and other provisions as are fixed by the Board, including, without limiting the generality of this authority, conditions that preclude or limit any person or persons owning or offering to acquire a specified number or percentage of the issued Common Shares, other Shares, option rights, securities having conversion or option rights or obligations of the Company or transferee of the person or persons from exercising, converting, transferring or receiving the Shares, option rights, securities having conversion or option rights, or obligations.

4.5

All the rights attaching to a Treasury Share shall be suspended and shall not be exercised by the Company while it holds such Treasury Share and, except where required by the Act, all Treasury Shares shall be excluded from the calculation of any percentage or fraction of the share capital, or shares, of the Company.

5.	Calls on Shares

5.1

The Board may make such calls as it thinks fit upon the Members in respect of any monies (whether in respect of nominal value or premium) unpaid on the Shares allotted to or held by such Members (and not made payable at fixed times by the terms and conditions of issue) and, if a call is not paid on or before the day appointed for payment thereof, the Member may at the discretion of the Board be liable to pay the Company interest on the amount of such call at such rate as the Board may determine, from the date when such call was payable up to the actual date of payment. The Board may differentiate between the holders as to the amount of calls to be paid and the times of payment of such calls.

5.2

Any amount which by the terms of allotment of a Share becomes payable upon issue or at any fixed date, whether on account of the nominal value of the Share or by way of premium, shall for all purposes under these Bye-laws be deemed to be an amount on which a call has been duly made and payable on the date on which, by the terms of issue, the same becomes payable, and in the case of non-payment all the relevant provisions of these Bye-laws as to forfeiture, payment of interest, costs and expenses, forfeiture or otherwise shall apply as if such amount had become payable by virtue of a duly made and notified call.

5.3	The joint holders of a Share shall be jointly and severally liable to pay all calls and any interest, costs and expenses in respect thereof.

5.4	The Company may accept from any Member the whole or a part of the amount remaining unpaid on any Shares held by such Member, although no part of that amount has been called up or become payable.

6.	Forfeiture of Shares

6.1

If any Member fails to pay, on the day appointed for payment thereof, any call in respect of any Shares allotted to or held by such Member, the Board may, at any time thereafter during such time as the call remains unpaid, direct the Secretary to forward such Member a notice in writing in the form, or as near thereto as circumstances admit, of the following:

Notice of Liability to Forfeiture for Non-Payment of Call

Dermavant Sciences Ltd. (the “Company”)

You have failed to pay the call of [amount of call] made on [date] in respect of the [number] share(s) [number in figures] standing in your name in the Register of Members of the Company, on [date], the day appointed for payment of such call. You are hereby notified that unless you pay such call together with interest thereon at the rate of [    ] per annum computed from the said [date] at the registered office of the Company the share(s) will be liable to be forfeited.

Dated this [date]

[Signature of Secretary] By Order of the Board

6.2

If the requirements of the notice delivered pursuant to Bye-law 6.1 are not complied with, any Share referred to in such notice may at any time thereafter before the payment of such call and the interest due in respect thereof be forfeited by a resolution of the Board to that effect, and such Share shall thereupon become the property of the Company and may be disposed of as the Board shall determine. Without limiting the generality of the foregoing, the disposal may take place by sale, repurchase, redemption or any other method of disposal permitted by and consistent with these Bye-laws and the Act.

6.3

A Member whose Share or Shares have been forfeited pursuant to Bye-law 6.2 shall, notwithstanding such forfeiture, be liable to pay to the Company all calls owing on such Share or Shares at the time of the forfeiture, together with all interest due thereon and any costs and expenses incurred by the Company in connection therewith.

6.4

The Board may accept the surrender of any Shares which it is in a position to forfeit on such terms and conditions as may be agreed. Subject to those terms and conditions, a surrendered Share shall be treated as if it had been forfeited.

7.	Share Certificates

7.1

Shares shall be held in book entry form by the Company unless a Member requests that certificates be issued with respect to such Member’s Shares. Upon such request, a Share certificate shall be issued under the common seal (or a facsimile thereof) of the Company or bearing the signature (or a facsimile thereof) of a Director or Secretary or a person expressly authorized to sign specifying the number and, where appropriate, the class of Shares held by such Member and whether the same are fully paid up and, if not, specifying the amount paid on such Shares. The Board may by resolution determine, either generally or in a particular case, that any or all signatures on certificates may be printed thereon or affixed by mechanical means.

7.2	The Company shall be under no obligation to complete and deliver a share certificate unless specifically called upon to do so by the person to whom the Shares have been allotted.

7.3

If the Company issues any certificate evidencing Shares, each such certificate and each certificate issued in exchange for or upon the transfer of any Shares shall be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON     , 20, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS (“STATE ACTS”) AND MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF (“TRANSFERRED”) (A) IN THE ABSENCE OF AN

EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR STATE ACTS OR AN EXEMPTION FROM REGISTRATION THEREUNDER OR (B) UNLESS THE TRANSFEREE IS APPROVED BY APPLICABLE BERMUDA REGULATORY AUTHORITIES IF SUCH APPROVAL IS REQUIRED.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF THE BYE-LAWS OF THE COMPANY. ANY TRANSFEREE OF THESE SECURITIES TAKES SUBJECT TO THE TERMS THEREOF.

7.4

If any certificate evidencing Shares shall be proved to the satisfaction of the Board to have been worn out, lost, mislaid or destroyed the Board may cause a new certificate to be issued and request an indemnity for the lost certificate if it sees fit.

7.5	Notwithstanding any provisions of these Bye-laws:

(a)

the Directors shall, subject always to the Act and any other applicable laws and regulations and the facilities and requirements of any relevant system concerned, have power to implement any arrangements they may, in their absolute discretion, think fit in relation to the evidencing of title to and transfer of uncertificated Shares and to the extent such arrangements are so implemented, no provision of these Bye-laws shall apply or have effect to the extent that it is in any respect inconsistent with the holding or transfer of Shares in uncertificated form;

(b)

unless otherwise determined by the Directors and as permitted by the Act and any other applicable laws and regulations, no person shall be entitled to receive a certificate in respect of any Share for so long as the title to that Share is evidenced otherwise than by a certificate and for so long as transfers of that Share may be made otherwise than by a written instrument.

8.	Fractional Shares

The Company may issue Shares in fractional denominations and deal with such fractions to the same extent as its whole Shares and Shares in fractional denominations shall have in proportion to the respective fractions represented thereby all of the rights of whole Shares including (but without limiting the generality of the foregoing) the right to vote, to receive dividends and distributions and to participate in a winding-up or dissolution of the Company.

REGISTRATION OF SHARES

9.	Register of Members

9.1	The Board shall cause to be kept in one or more books a Register of Members and shall enter therein the particulars required by the Act.

9.2

The Register of Members shall be open to inspection without charge at the registered office of the Company on every Business Day, subject to such reasonable restrictions as the Board may impose, so that not less than two hours in each Business Day be allowed for inspection. The Register of Members may, after notice has been given in accordance with the Act, be closed for any time or times not exceeding in the whole thirty days in each year.

10.	Registered Holder Absolute Owner

The Company shall be entitled to treat the registered holder of any Share as the absolute owner thereof and accordingly shall not be bound to recognise any equitable claim or other claim to, or interest in, such share on the part of any other person.

11.	Transfer of Registered Shares

11.1	An instrument of Transfer (an “Instrument of Transfer”) shall be in writing in the form of the following, or as near thereto as circumstances admit, or in such other form as the Board may accept:

Transfer of a Share or Shares

Dermavant Sciences Ltd. (the “Company”)

FOR VALUE RECEIVED                         [amount], I, [name of transferor], hereby sell, assign and transfer unto [transferee] of [address], [number] shares of the Company.

DATED this [date]

Signed by:	In the presence of:

Transferor	Witness

Signed by:	In the presence of:

Transferee	Witness

11.2

An Instrument of Transfer shall be signed by (or, in the case of a party that is not a natural person, on behalf of) the Transferor and Transferee; provided, that, in the case of a fully paid Share, the Board may accept the instrument signed by or on behalf of the Transferor alone. The Transferor shall be deemed to remain the holder of such Share until the same has been registered as having been Transferred to the Transferee in the Register of Members.

11.3

The Board may refuse to recognise any Instrument of Transfer unless it is accompanied by the certificate or evidence of book entry in respect of the Shares to which it relates and by such other evidence as the Board may reasonably require showing the right of the Transferor to make the Transfer.

11.4

The joint holders of any Share may Transfer such Share to one or more of such joint holders, and the surviving holder or holders of any Share previously held by them jointly with a deceased Member may Transfer any such Share to the executors or administrators of such deceased Member.

11.5

The Board may in its absolute discretion and without assigning any reason therefor refuse to register a Transfer. The Board shall refuse to register a Transfer unless all applicable consents, authorisations and permissions of any governmental body or agency in Bermuda have been obtained. If the Board refuses to register a Transfer, the Secretary shall, within 10 Business Days after the date on which the Transfer was lodged with the Company, send to the Transferor and transferee notice of the refusal.

11.6

Any Transfer or attempted Transfer in violation of any provision of these Bye-laws shall be void, and the Company shall not record such purported Transfer in the Register of Members or treat any purported Transferee of such Shares as the owner of such Shares for any purpose.

11.7

Notwithstanding anything to the contrary in these Bye-laws, any Shares of a class that is listed or admitted to trading on a Designated Stock Exchange may be Transferred in accordance with the Designated Stock Exchange Rules, the Securities Act and any other applicable law.

12.	Transmission of Registered Shares

12.1

In the case of the death of a Member, the survivor or survivors, where the deceased Member was a joint holder, and the legal personal representatives of the deceased Member, where the deceased Member was a sole holder, shall be the only persons recognised by the Company as having any title to the deceased Member’s interest in the Shares. Nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any Shares which had been jointly held by such deceased Member with other persons. Subject to the Act, for the purpose of this Bye-law 12.1, the term “legal personal representative” means the executor or administrator of a deceased Member or such other person as the Board may, in its absolute discretion, decide as being properly authorised to deal with the Shares of a deceased Member.

12.2

Any person becoming entitled to any Shares in consequence of the death or bankruptcy of any Member may be registered as a Member upon such evidence as the Board may deem sufficient or may elect to nominate some person to be registered as a Transferee of such Share, and in such case the person becoming entitled to such Shares shall execute in favour of such nominee an Instrument of Transfer in writing in the form, or as near thereto as circumstances admit, of the following:

Transfer by a Person Becoming Entitled on Death/Bankruptcy of a Member

Dermavant Sciences Ltd. (the “Company”)

I/We, having become entitled in consequence of the [death/bankruptcy] of [name and address of deceased/bankrupt Member] to [number] share(s) standing in the Register of Members of the Company in the name of the said [name of deceased/bankrupt Member] instead of being registered myself/ourselves, elect to have [name of transferee] (the “Transferee”) registered as a transferee of such share(s) and I/we do hereby accordingly transfer the said share(s) to the Transferee to hold the same unto the Transferee, his or her executors, administrators and assigns, subject to the conditions on which the same were held at the time of the execution hereof; and the Transferee does hereby agree to take the said share(s) subject to the same conditions.

DATED this [date]

Signed by:	In the presence of:

Transfer	Witness

Signed by:	In the presence of:

Transferor	Witness

12.3

On the presentation of the materials set forth in Bye-law 12.2 to the Board, accompanied by such evidence as the Board may require to prove the title of the Transferor, the Transferee shall be registered as a Member. Notwithstanding the foregoing, the Board shall, in any case, have the same right to decline or suspend registration as it would have had in the case of a Transfer of the Shares by that Member before such Member’s death, bankruptcy or litigation, as the case may be.

12.4

Where two or more persons are registered as joint holders of a Share or Shares, then in the event of the death of any joint holder or holders, the remaining joint holder or holders shall be absolutely entitled to such Share or Shares and the Company shall recognise no claim in respect of the estate of any joint holder except in the case of the last survivor of such joint holders.

ALTERATION OF SHARE CAPITAL

13.	Power to Alter Capital

Subject to these Bye-laws (including Bye-law 30 and Bye-law 56), the Company may, if authorised by resolution of the Members, increase, divide, consolidate, subdivide, change the currency denomination of, diminish or otherwise alter or reduce its share capital in any manner permitted by the Act. Where, on any alteration or reduction of share capital, fractions of any Shares or some other difficulty would arise, the Board may deal with or resolve the same in such manner as it thinks fit.

14.	Variation of Rights Attaching to Shares

14.1

If, at any time, the share capital is divided into different classes of Shares, the rights attached to any class of Shares (unless otherwise provided by the terms of issue of the Shares of that class) may, whether or not the Company is being wound-up, be varied with the consent in writing of the holders of three-fourths of the issued Shares of that class or with the sanction of a resolution passed by a majority of the votes cast at a separate general meeting of the holders of the Shares of that class. The rights conferred upon the holders of any Preference Shares shall not, unless otherwise expressly provided by the terms of issue of such Preference Shares, be deemed to be varied by the creation or issue of further Shares ranking pari passu therewith.

14.2

Notwithstanding the foregoing or any other provision of these Bye-laws, the Company shall not vary or alter the rights attaching to any class of Shares if the Board determines in its sole discretion that could reasonably result in adverse tax, legal or regulatory consequences to the Company, any Subsidiary of the Company, or any direct or indirect holders of Shares or its Affiliates may result from such variation

DIVIDENDS AND CAPITALISATION

15.	Dividends

15.1

The Board may, subject to these Bye-laws (including Bye-law 30 and Bye-law 56) and in accordance with the Act, declare a dividend to be paid to the Members, in proportion to the number of Shares held by them, and such dividend may be paid in cash or wholly or partly in specie in which case the Board may fix the value for distribution in specie of any assets. No unpaid dividend shall bear interest as against the Company.

15.2	The Board may fix any date as the record date for determining the Members entitled to receive any dividend.

15.3	The Company may pay dividends in proportion to the amount paid up on each Share where a larger amount is paid up on some Shares than on others.

15.4

The Board may, subject to these Bye-laws and in accordance with the Act, declare and make such other distributions (in cash or in specie) to the Members as may be lawfully made out of the assets of the Company. No unpaid distribution shall bear interest as against the Company (unless otherwise provided by the terms of issue of any Shares).

16.	Power to Set Aside Profits

The Board may, before declaring a dividend, set aside out of the surplus or profits of the Company, such amount as it thinks proper as a reserve to be used to meet contingencies or for equalising dividends or for any other purpose (unless otherwise provided by the terms of issue of any Shares).

17.	Method of Payment

17.1

Any dividend, interest, or other monies payable in cash in respect of a Share may be paid by check, wire transfer or draft sent through the post directed to the Member at such Member’s address in the Register of Members, or to such person and to such address as the holder may in writing direct.

17.2

In the case of joint holders of Shares, any dividend, interest or other monies payable in cash in respect of such Shares may be paid by check, wire transfer or draft sent through the post directed to the address of the holder first named in the Register of Members, or to such person and to such address as the joint holders may in writing direct. If two or more persons are registered as joint holders of any Shares any one can give an effectual receipt for any dividend paid in respect of such Shares.

17.3	The Board may deduct from the dividends or distributions payable to any Member all monies due from such Member to the Company on account of calls or otherwise.

17.4

Any dividend and/or other monies payable in respect of a Share that has remained unclaimed for six years from the date when it became due for payment shall, if the Board so resolves, be forfeited and cease to remain owing by the Company. The payment of any unclaimed dividend or other monies payable in respect of a Share may (but need not) be paid by the Company into an account separate from the Company’s own account. Such payment shall not constitute the Company a trustee in respect thereof.

17.5

The Company shall be entitled to cease sending dividend checks and warrants by post or otherwise to a Member if those instruments have been returned undelivered to, or left uncashed by, that Member on at least two consecutive occasions or, following one such occasion, reasonable inquiries have failed to establish the Member’s new address. The entitlement conferred on the Company by this Bye-law 17.5 in respect of any Member shall cease if the Member claims a dividend or cashes a dividend check or warrant.

18.	Capitalisation

18.1

The Board may capitalise any amount for the time being standing to the credit of any of the Company’s share premium or other reserve accounts or to the credit of the profit and loss account or otherwise available for distribution by applying such amount in paying up unissued Shares to be allotted as fully paid bonus shares pro rata to the Members.

18.2

The Board may capitalise any amount for the time being standing to the credit of a reserve account or amounts otherwise available for dividend or distribution by applying such amounts in paying up in full, partly or nil paid Shares of those Members who would have been entitled to such amounts if they were distributed by way of dividend or distribution.

MEETINGS OF MEMBERS

19.	Annual General Meetings

Notwithstanding the provisions of the Act entitling the Members of the Company to elect to dispense with the holding of an annual general meeting, an annual general meeting of the Company shall be held in each year at such time and place as the Principal Executive Officer or the Chairperson, any two Directors, any Director and the Secretary, or the Board shall appoint.

20.	Special General Meetings

The Board, the Principal Executive Officer or the Chairperson, any two Directors, any Director and the Secretary, or the Board may convene a special general meeting whenever in their judgment such a meeting is necessary or appropriate.

21.	Requisitioned General Meetings

The Board shall, on the requisition of Members holding at the date of the deposit of the requisition not less than 10% of the paid-up share capital of the Company as at the date of the deposit carries the right to vote at general meetings forthwith proceed to convene a special general meeting and the provisions of the Act shall apply.

22.	Notice

22.1

At least five days’ notice of an annual general meeting shall be given to each Member entitled to attend and vote thereat, stating the date, place and time at which the meeting is to be held, that the election of Directors will take place thereat and, as far as practicable, the other business to be conducted at the meeting.

22.2

At least five days’ notice of a special general meeting shall be given to each Member entitled to attend and vote thereat, stating the date, time and place at which the meeting is to be held and the general nature of the business to be considered at the meeting.

22.3	The Board may fix any date as the record date for determining the Members entitled to receive notice of and to vote at any general meeting.

22.4

A general meeting shall, notwithstanding that it is called on shorter notice than that specified in these Bye-laws, be deemed to have been properly called if it is so agreed by (i) all the Members entitled to attend and vote thereat in the case of an annual general meeting; and (ii) by a majority in number of the Members having the right to attend and vote at the meeting, being a majority together holding not less than 95% in nominal value of the Shares giving a right to attend and vote thereat in the case of a special general meeting.

22.5

The accidental omission to give notice of a general meeting to, or the non-receipt of a notice of a general meeting by, any person entitled to receive notice shall not invalidate the proceedings at that meeting.

23.	Giving Notice and Access

23.1	A notice may be given by the Company to a Member:

(a)	by delivering it to such Member in person, in which case the notice shall be deemed to have been served upon such delivery;

(b)

by sending it by post to such Member’s address in the Register of Members, in which case the notice shall be deemed to have been served seven days after the date on which it is deposited, with postage prepaid, in the mail;

(c)

by sending it by courier to such Member’s address in the Register of Members, in which case the notice shall be deemed to have been served two days after the date on which it is deposited, with courier fees paid, with the courier service;

(d)

by transmitting it by electronic means (including facsimile and electronic mail, but not telephone) in accordance with such directions as may be given by such Member to the Company for such purpose, in which case the notice shall be deemed to have been served at the time that it was transmitted;

(e)

by delivering it in accordance with the provisions of the Act pertaining to delivery of electronic records by publication on a website, in which case the notice shall be deemed to have been served at the time when the requirements of the Act in that regard have been met; or

(f)	in accordance with Bye-law 23.4.

23.2

Any notice required to be given to a Member shall, with respect to any Shares held jointly by two or more persons, be given to whichever of such persons is named first in the Register of Members and notice so given shall be sufficient notice to all the holders of such Shares.

23.3

In proving service under clauses (b), (c) and (d) of Bye-law 23.1, it shall be sufficient to prove that the notice was properly addressed and prepaid, if posted or sent by courier, and the time when it was posted, deposited with the courier or transmitted by electronic means.

23.4

Where a Member indicates his consent (in a form and manner satisfactory to the Board) to receive information or documents by accessing them on a website rather than by other means, or receipt in this manner is otherwise permitted by the Act, the Board may deliver such information or documents by notifying the Member of their availability and including therein the address of the website, the place on the website where the information or document may be found, and instructions as to how the information or document may be accessed on the website.

23.5

In the case of information or documents delivered in accordance with Bye-law 23.4, service shall be deemed to have occurred when (i) the Member is notified in accordance with that Bye-law; and (ii) the information or document is published on the website.

24.	Notice of Nominations and Member Business

Following an IPO, the following provisions shall apply:

24.1	Annual General Meetings.

(a)

Subject to Roivant’s right to appoint two Directors prior to the Trigger Date pursuant to Bye-law 39, nominations of persons for election as a Director (other than a Roivant Director) or the proposal of other business to be transacted by the Members may be made at an annual general meeting only (i) pursuant to the Company’s notice of meeting (or any supplement thereto), subject to Bye-law 39, (ii) by or at the direction of the Board, subject to Bye-law 39, or (iii) subject to any applicable law (including as provided for in Bye-law 24.1(e), in the case of proposals of any business other than in respect of Director nominations), by any Eligible Member of record at the time of giving of notice as provided for in this Bye-law 24.1 who complies with the notice procedures set forth in this Bye-law 24.1.

(b)

Subject to Roivant’s right to appoint two Directors prior to the Trigger Date pursuant to Bye-law 39, for Director nominations (other than Roivant Directors) or other business to be properly brought before an annual general meeting by an Eligible Member pursuant to clause (iii) of Bye-law 24.1(a), the Eligible Member must have given timely notice thereof in writing to the Secretary and any such proposed business must constitute a proper matter for Member action. To be timely, an Eligible Member’s notice shall be delivered to or mailed and received by the Secretary at the registered office of the Company not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual general meeting; provided, that in the event that the date of the annual general meeting is called for a date that is not less than 30 days before or after such anniversary then to be timely such notice must be received at the registered office of the Company not later than 10 days following the earlier of (x) the date on which notice of the annual general meeting was posted to shareholders or, (y) if and as applicable, the date on which public announcement (as defined below) of the date of the annual general meeting was made. In no event shall the public announcement of an adjournment or postponement of an annual general meeting commence a new time period (or extend any time period) for the giving of an Eligible Member’s notice as described above. For purposes of this Bye-law 24.1(b) and Bye-law 24.2, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press, PR Newswire, Business Wire, Bloomberg or any comparable national news service in the United States or, as and when applicable, in a document publicly filed by the Company with the U.S. Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(c)

A Member’s notice to the Secretary shall set forth (x) as to each person whom the Member proposes to nominate for election or re-election as a Director (other than a Roivant Director), all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, as and when applicable, in each case pursuant to Section 14(a) of the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected), (y) as to any other business that the Member proposes to bring before the general meeting, a brief description of the business desired to be brought before the general meeting, the text of the proposal or business, the reasons for conducting such business at the general meeting and any material interest in such business of such Member and the beneficial owner, if any, on whose behalf the proposal is made, and (z) as to the Member giving the notice and the beneficial owner, if any, on whose behalf the proposal is made:

(i)	the name and address of such Member (as they appear in the Register of Members) and any such beneficial owner;

(ii)	the class or series and number of Shares which are held of record or are beneficially owned by such Member and by any such beneficial owner;

(iii)

a description of any agreement, arrangement or understanding between or among such Member and any such beneficial owner, any of their respective affiliates or associates, and any other person or persons (including their names) in connection with the proposal of such nomination or other business;

(iv)

a description of any agreement, arrangement or understanding (including, regardless of the form of settlement, any derivative, long or short positions, profit interests, forwards, futures, swaps, options, warrants, convertible securities, share appreciation or similar rights, hedging transactions and borrowed or loaned shares) that has been entered into by or on behalf of, or any other agreement, arrangement or understanding that has been made, the effect or intent of which is to create or mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting rights of, such Member or any such beneficial owner or any such nominee with respect to the Company’s securities (a “Derivative Instrument”);

(v)

to the extent not disclosed pursuant to clause (iv) of this Bye-law 24.1(c), the principal amount of any indebtedness of the Company or any of its Subsidiaries beneficially owned by such Member or by any such beneficial owner, together with the title of the instrument under which such indebtedness was issued and a description of any Derivative Instrument entered into by or on behalf of such Member or such beneficial owner relating to the value or payment of any indebtedness of the Company or any such Subsidiary;

(vi)

a representation that the Member is a holder of record of Shares entitled to vote at such general meeting and intends to appear in person or by proxy at the general meeting to bring such nomination or other business before the general meeting; and

(vii)

a representation as to whether such Member or any such beneficial owner intends or is part of a group that intends to (A) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the aggregate voting rights attaching to issued outstanding Shares required to approve or adopt the proposal or to elect each such nominee and/or (B) otherwise to solicit proxies from Members in support of such proposal or nomination.

(d)

If requested by the Company, the information required under clauses (ii), (iii), (iv) and (v) of Bye-law 24.1(c) shall be supplemented by such Member and any such beneficial owner not later than 10 days after the record date for notice of the general meeting to disclose such information as of such record date;

(e)

Notwithstanding anything to the contrary, the notice requirements set forth herein with respect to the proposal of any business pursuant to this Bye-law 24.1 other than a Director nomination shall be deemed satisfied by a Member if such Member has submitted a proposal to the Company in compliance with Rule 14a-8 promulgated under the Exchange Act, as and when applicable to the Company.

24.2	Special General Meetings.

(a)

Only such business shall be conducted at a special general meeting as shall have been brought before the general meeting in accordance with the Company’s notice of meeting pursuant to Bye-laws 22 and 23.

(b)

Subject to Roivant’s right to appoint two Directors prior to the Trigger Date pursuant to Bye-law 39, nominations of persons for election as Directors (other than Roivant Directors) or the proposal of other business to be transacted at a special general meeting may be made (i) by or at the direction of the Board or (ii) subject to any applicable law, by any Eligible Member of record at the time of giving of notice who complies with the notice procedures set forth in this Bye-law 24.

(c)

For nominations to be properly brought before a special general meeting by a Member pursuant to Bye-law 24.2(b)(ii), the Member must have given timely notice thereof in writing to the Secretary. To be timely, a Member’s notice and nominations of persons for election as Directors (other than Roivant Directors) shall specify whether those persons nominated are nominated as replacements of existing Directors (other than Roivant Directors) and, if so, which such Directors they are proposed to replace and shall be (i) in the case of a requisition of a special general meeting made under Bye-law 21, set out in such Member’s requisition or (ii) in any other case, delivered to or mailed and received at the registered office of the Company not later than seven days following the earlier of (x) the date on which notice of the special general meeting was posted to shareholders or (y) as and when applicable, the date on which public announcement of the date of the special general meeting was made.

(d)	A Member’s notice to the Secretary, including any notice of requisition pursuant to Bye-law 21, shall comply with the notice requirements of Bye-law 24.1(c) and Bye-law 24.1(d).

(e)

Notwithstanding anything to the contrary, the notice requirements set forth herein with respect to the proposal of any business pursuant to this Bye-law 24.2 other than a Director nomination shall be deemed satisfied by a Member if such Member has submitted a proposal to the Company in compliance with Rule 14a-8 promulgated under the Exchange Act, as and when applicable to the Company.

24.3	General

(a)

At the request of the Board, any person nominated by the Board for election as a Director (other than a Roivant Director) shall furnish to the Secretary the information that is required to be set forth in a Member’s notice of nomination pursuant to Bye-law 24.1(c).

(b)

The chairperson of the general meeting shall, if the facts warrant, determine and declare to the general meeting that a nomination was not made in accordance with the procedures prescribed by these Bye-laws or that business was not properly brought before the general meeting, and if he or she should so determine and declare, the defective nomination shall be disregarded or such business shall not be transacted, as the case may be.

(c)

Notwithstanding the foregoing provisions of this Bye-law 24, unless otherwise required by the Act, if the Member (or a qualified representative of the Member) does not appear at the annual or special general meeting to present a nomination or other proposed business, such nomination shall be disregarded or such proposed business shall not be transacted, as the case may be, notwithstanding that proxies in respect of such vote may have been received by the Company. For purposes of this Bye-law 24.3, to be considered a qualified representative of the Member, a person must be a duly authorized officer, manager or partner of such Member or must be authorized by a writing executed by such Member or an electronic transmission delivered by such Member to act for such Member as proxy at the general meeting and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the general meeting.

24.4

Without limiting the foregoing provisions of this Bye-law 24, a Member shall also comply with, when and as applicable, all applicable requirements of the Exchange Act with respect to the matters set forth in this Bye-law 24; provided, that any references in these Bye-laws to the Exchange Act are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Bye-law 24, and compliance with Bye-law 24.1 or Bye-law 24.2 shall be the exclusive means for a Member to make nominations or submit other business (other than as provided in Bye-law 24.1(e)).

25.	Postponement or Cancellation of General Meeting

The Secretary may, and on instruction from the Chairperson or the Principal Executive Officer, shall postpone or cancel any general meeting called in accordance with these Bye-laws (other than a meeting requisitioned under these Bye-laws); provided, that notice of such postponement or cancellation is given to the Members before the time for such meeting. Fresh notice of the date, time and place for the postponed or cancelled meeting shall be given to each Member in accordance with these Bye-laws.

26.	Electronic Participation and Security at Meetings

26.1

Members may participate in any general meeting by such telephonic, electronic or other communication facilities or means as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

26.2

The Board may, and at any general meeting, the chairperson of such meeting may, make any arrangement and impose any requirement or restriction he, she or it considers appropriate to ensure the security of a general meeting including, without limitation, requirements for evidence of identity to be produced by those attending the meeting, the searching of their personal property and the restriction of items that may be taken into the meeting place. The Board and, at any general meeting, the chairperson of such meeting, are entitled to refuse entry to a person who refuses to comply with any such arrangements, requirements or restrictions.

27.	Quorum at General Meetings

27.1

At any general meeting, the holders of Shares representing a majority of the aggregate voting rights of the issued and outstanding Shares present in person or represented by proxy throughout the meeting and entitled to vote thereat, shall form a quorum for the transaction of business; provided, that for the purposes of voting on a matter that requires the approval of any class of Shares voting as a separate class (including pursuant to Bye-law 14), the presence in person or representation by proxy of holders constituting a majority of the Shares entitled to vote shall be necessary to constitute a quorum for the transaction of business relating to such matter.

27.2

If within half an hour from the time appointed for the meeting a quorum is not present, then, in the case of a meeting convened on a requisition, the meeting shall be deemed cancelled and, in any other case, the meeting shall stand adjourned to the same day one week later, at the same time and place or to such other day, time or place as the Secretary may determine. Unless the meeting is adjourned to a specific date, time and place announced at the meeting being adjourned, fresh notice of the resumption of the meeting shall be given to each Member entitled to attend and vote thereat in accordance with these Bye-laws.

28.	Chairperson to Preside at General Meetings

Unless otherwise agreed by the holders of a majority of the aggregate voting rights of the issued and outstanding Shares represented at the meeting and entitled to vote thereat, the Chairperson shall act as chairperson of the meeting at all general meetings at which such person is present. In their absence a chairperson of the meeting shall be appointed or elected by the holders of a majority of the aggregate voting rights of the issued and outstanding Shares represented at the meeting and entitled to vote thereat.

29.	Voting on Resolutions

29.1

Subject to these Bye-laws and the Act (except to the extent superseded by Bye-law 29.2), any question proposed for the consideration of the Members at any general meeting shall be decided by the affirmative votes of the holders of a majority of the aggregate voting rights of the issued and outstanding Shares entitled to vote thereon and voting at the meeting; provided, that for the purposes of voting on a matter that requires the approval of any class of Shares voting as a separate class, such question shall be decided by the affirmative votes of a majority of the votes cast by such class of Shares (a quorum of such class being present in person or by proxy). Neither abstentions nor broker non-votes shall be counted as votes cast for or against such matter. In the case of an equality of votes the resolution shall fail.

29.2

Subject to these Bye-laws (including Bye-law 30 and Bye-law 56.3), any resolution proposed for consideration at any general meeting to approve the amalgamation or merger of the Company with any other person, wherever incorporated or organized, shall require (other than in respect of any amalgamation or merger constituting a Business Combination to which the restrictions in Bye-law 81 shall apply) the affirmative votes of the holders of at least 75% of the aggregate voting rights of the issued and outstanding Shares entitled to vote thereon and voting at the meeting, and the quorum for such meeting shall be that required by Bye-law 27.

29.3	No Member shall be entitled to vote at a general meeting unless such Member has paid all the calls on all Shares held by such Member.

29.4

At any general meeting if an amendment is proposed to any resolution under consideration and the chairperson of the meeting rules on whether or not the proposed amendment is out of order, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling.

29.5	The provisions of this Bye-law 29 shall at all times be subject to the provisions of Bye-law 30 and Bye-law 56.

30.	Matters Requiring the Approval of Shareholders

Notwithstanding any other provision of these Bye-laws to the contrary (including Bye-law 14, Bye-law 29 and Bye-law 56), prior to the Trigger Date, except as otherwise expressly approved in advance by the affirmative vote in a general meeting (or written consent in lieu of a general meeting) of the holders representing a majority of the aggregate voting rights of the issued and outstanding Shares, the Company shall not, and shall cause its Subsidiaries not to, directly or indirectly:

(a)	amend the Memorandum or these Bye-laws or any comparable governing documents of any Subsidiary of the Company in a manner adverse to the holders of Shares;

(b)

create, authorize, issue or grant, or obligate itself to issue any Shares or any other equity security (including any other security convertible into or exercisable for any such equity security) of the Company or of its Subsidiaries, except for issuances of equity securities pursuant to an employee compensation plan or equity or option incentive plan or program approved by the Board and by the affirmative vote in a general meeting (or written consent in lieu of a general meeting) of the holders representing a majority of the aggregate voting rights of the issued and outstanding Shares, pursuant to clause (i) of this Bye-law 30;

(c)	cause any securities of the Company or any of its Subsidiaries to be listed, or no longer to be listed, on any securities exchange or other system on which securities may be publicly listed or traded;

(d)	voluntarily liquidate, or transfer or sell any interest in, any Subsidiary of the Company, except for transfers to a wholly owned Subsidiary of the Company;

(e)	enter into or conduct any merger, amalgamation, acquisition, consolidation or other business combination transaction of the Company or any of its Subsidiaries with or into any person;

(f)	declare, set aside, make or pay any dividend or other distribution, payable in cash, Shares, property or otherwise, with respect to any Share;

(g)

redeem, purchase or otherwise acquire any equity securities, or securities convertible or exchangeable into or exercisable for any equity securities, of the Company or any of its Subsidiaries, except for redemptions, purchases or acquisitions (i) from a current or former employee, officer, director, consultant or other person who performed services for the Company or one of its Subsidiaries in connection with the net settlement of equity awards or the cessation of such employment or service at the lower of the original purchase price (if applicable) or the then-current fair market value thereof, (ii) that are made on a pro rata basis from all holders of equity securities of the Company or its Subsidiaries, as appropriate, and (iii) that do not, individually or in the aggregate, exceed $5 million in any 12-month period;

(h)

create, incur, guarantee or assume any indebtedness for borrowed money, if the aggregate indebtedness of the Company and its Subsidiaries following such action would exceed $10 million (excluding indebtedness between or among the Company and any of its Subsidiaries);

(i)	adopt, establish, amend (including to increase the number of shares available for grant) or terminate any employee compensation plan or equity or option incentive plan or program; or

(j)	authorize, agree or commit to do any of the foregoing.

31.	Voting on a Poll Required

31.1	At any meeting of the Members, a resolution put to the vote of a general meeting shall, in each instance, be voted upon by a poll.

31.2

Every person present at a general meeting shall have the number of votes to which the aggregate of all of the Shares of which such person is the holder or for which such person holds a proxy entitles such person and such votes shall be counted by ballot as described herein, or in the case of a general meeting at which one or more Members are present by telephone, electronic or other communication facilities or means, in such manner as the chairperson of the meeting may direct, and the result of such poll shall be deemed to be the resolution of the meeting. A person entitled to more than one vote need not use all of such person’s votes or cast all such votes in the same way.

31.3

If requested by any Member, a poll for the purpose of electing a chairperson of the meeting or on a question of adjournment shall be taken forthwith. A poll on any other question shall be taken at such time and in such manner during such meeting as the chairperson (or acting chairperson) of the meeting may direct.

31.4

Each person physically present and entitled to vote at a general meeting shall be furnished with a ballot paper on which such person shall record his or her vote in such manner as shall be determined at the meeting having regard to the nature of the question on which the vote is taken, and each ballot paper shall be signed or initialed or otherwise marked so as to identify the voter and the registered holder in the case of a proxy. Each person present by telephone, electronic or other communication facilities or means shall cast his or her vote in such manner as the chairperson of the meeting shall direct. At the conclusion of the poll, the ballot papers and votes cast in accordance with such directions shall be examined and counted by persons appointed by the chairperson of the meeting for that purpose and the result of the poll shall be declared by the chairperson of the meeting.

32.	Voting by Joint Holders of Shares

In the case of joint holders, the vote of the senior who tenders a vote (whether in person or by proxy) shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.

33.	Votes of Members

Subject to any rights and restrictions for the time being attached to any class or classes or series of Shares, every Member shall have one vote for each Share carrying the right to vote on the matter in question of which he is the holder.

34.	Instrument of Proxy

34.1

An instrument appointing a proxy shall be by (a) an instrument appointing a proxy in writing in substantially the following form or such other form as the Board may determine from time to time or the chairperson of the meeting shall accept:

Proxy

Dermavant Sciences Ltd. (the “Company”)

I/We, [insert names here], being a Member of the Company with [number] shares, HEREBY APPOINT [name] of [address] or failing him/her, [name] of [address] to be my/our proxy to vote for me/us at the meeting of the Members to be held on [date] and at any adjournment thereof. [Any restrictions on voting to be inserted here.]

Signed this [date]

Member(s)

or (b) such telephonic, electronic or other means as may be approved by the Board from time to time.

34.2

The instrument appointing a proxy must be received by the Company at the registered office or at such other place or in such manner as is specified in the notice convening the meeting or in any instrument of proxy sent out by the Company in relation to the meeting at which the person named in the instrument appointing a proxy proposes to vote, and an instrument appointing a proxy which is not received in the manner so prescribed shall be invalid.

34.3	A Member who is the holder of two or more Shares may appoint more than one proxy to represent such Member and vote on such Member’s behalf in respect of different Shares.

34.4	The decision of the chairperson of any general meeting as to the validity of any appointment of a proxy shall be final.

35.	Representation of Corporate Member

35.1

A Member that is a corporation may, by written instrument, authorise such person or persons as it thinks fit to act as its representative at any meeting and any person so authorised shall be entitled to exercise the same powers on behalf of the Member which such person represents as that Member could exercise if it were an individual Member, and that Member shall be deemed to be present in person at any such meeting attended by its authorised representative or representatives.

35.2

Notwithstanding the foregoing, the chairperson of the meeting may accept such assurances as he thinks fit as to the right of any person to attend and vote at general meetings on behalf of a corporation which is a Member.

36.	Adjournment of General Meeting

36.1

The chairperson of any general meeting at which a quorum is present may, with the consent of Members holding Shares representing a majority of the aggregate voting rights of the Company represented in person or by proxy (and shall, if so directed by Members holding a majority of the voting rights of such Members), adjourn the meeting.

36.2

In addition, the chairperson of the meeting may adjourn the meeting to another time and place without such consent or direction if it appears to him or her that (a) it is likely to be impracticable to hold or continue that meeting because of the number of Members wishing to attend who are not present, (b) the unruly conduct of persons attending the meeting prevents, or is likely to prevent, the orderly continuation of the business of the meeting or (c) an adjournment is otherwise necessary so that the business of the meeting may be properly conducted.

36.3

Unless the meeting is adjourned to a specific date, place and time announced at the meeting being adjourned, fresh notice of the date, place and time for the resumption of the adjourned meeting shall be given to each Member entitled to attend and vote thereat in accordance with these Bye-laws.

37.	Written Resolutions

37.1

Subject to these Bye-laws, anything which may be done by resolution of the Company in general meeting or by resolution of a meeting of any class of the Members may be done without a meeting by written resolution in accordance with this Bye-law 37.

37.2

Notice of a written resolution shall be given, and a copy of the resolution shall be circulated to all Members who would be entitled to attend a meeting and vote thereon. Notice need not be given to any Member that has waived its right to receive notice pursuant to this Bye-law 37. The accidental omission to give notice to, or the non-receipt of a notice by, any Member does not invalidate the passing of a resolution.

37.3

A written resolution is passed when it is signed by (or in the case of a Member that is not a natural person, on behalf of) Members who at the date that the notice is given represent such majority of votes as would be required if the resolution was voted on at a meeting of Members at which all Members entitled to attend and vote thereat were present and voting.

37.4	A resolution in writing may be signed in any number of counterparts.

37.5

A resolution in writing made in accordance with this Bye-law 37 is as valid as if it had been passed by the Company in general meeting or by a meeting of the relevant class of Members, as the case may be (provided that (i) any such resolution shall be valid only if the signature of the last Member to sign is affixed outside the United States (unless the Board dispenses with this requirement), and (ii) the Board may declare such resolution to be invalid if the Board determines that the use of a resolution in writing could reasonably result in adverse tax, legal or regulatory consequences to the Company, any Subsidiary of the Company, or any direct or indirect holder of Shares or its Affiliates), and any reference in any Bye-law to a meeting at which a resolution is passed or to Members voting in favour of a resolution shall be construed accordingly.

37.6	A resolution in writing made in accordance with this Bye-law 37 shall constitute minutes for the purposes of the Act.

37.7	This Bye-law 37 shall not apply to a resolution passed to remove a Director or an Auditor from office before the expiration of his, her or its term.

37.8

For the purposes of this Bye-law 37, the effective date of the resolution is the date when the resolution is signed by (or in the case of a Member that is not a natural person, on behalf of) the last Member whose signature results in the necessary voting majority being achieved and any reference in any Bye-law to the date of passing of a resolution is, in relation to a resolution made in accordance with this Bye-law 37, a reference to such date.

38.	Directors Attendance at General Meetings

The Directors shall be entitled to receive notice of, attend and be heard at any general meeting.

DIRECTORS AND OFFICERS

39.	Number, Election and Term of Directors

39.1

The Board shall be elected or appointed in the first place at the statutory meeting of the Company and thereafter, except in the case of a casual vacancy, at the annual general meeting or at any special general meeting called for that purpose.

39.2

The size of the Board shall be fixed from time to time hereafter by the Board; provided, that prior to the Trigger Date, (x) the Board shall consist of no less than two and no more than seven Directors, (y) Roivant shall, pursuant to Bye-laws 39.3, have the right to designate and appoint to the Board a number of Directors that equal a majority of the vote on the Board, but no more than two such Directors (the “Roivant Directors”). For the avoidance of doubt, if the Board is comprised of seven Directors, Roivant shall have the right to designate two Roivant Directors. Consistent with Bye-law 56.1, each Roivant Director shall be entitled to cast three votes on each matter presented to the Board or any applicable Committee thereof (other than, following an IPO, the Audit Committee) prior to the Trigger Date; and one vote on or after the Trigger Date. Each Director shall hold office for such term as may be determined by resolution approved by the affirmative vote in general meeting of the holders of a majority of the aggregate voting rights of the issued and outstanding Shares entitled to vote thereon and voting at the meeting to elect that Director; provided that, prior to the Trigger Date, Roivant may determine the term of any Roivant Director. In the absence of a determination pursuant to this Bye-law 39.2, each Director’s term shall last until the next annual general meeting at which his or her successor is elected or appointed pursuant to Bye-law 39.3 or his or her office is otherwise vacated. Following the Trigger Date, the term of each Roivant Director appointed prior to the Trigger Date shall last until the next annual general meeting at which his or her successor is elected or appointed pursuant to Bye-law 39.3 or his or her office is otherwise vacated. Notwithstanding the designation and appointment of Roivant Directors, Roivant may, as applicable, nominate and, together with the holders of a majority of the aggregate voting rights of issued and outstanding Shares voting at a meeting, elect Directors who shall not be Roivant Directors.

39.3

Each initial Director shall be elected by the affirmative vote in general meeting of a majority of the aggregate voting rights of issued and outstanding Shares entitled to vote thereon and voting at the meeting, or, if a Roivant Director, shall be appointed by Roivant pursuant to this Bye-law 39. Upon the expiration of the term of any Director, his or her replacement shall be nominated, or appointed, as follows:

(a)

Prior to the Trigger Date, Roivant shall have the right to appoint two Persons to stand for election as Directors to the Board, without the requirement for any further vote or approval by the Members or the Board, and who shall each be entitled to cast three votes on each matter presented to the Board;

(b)

Prior to the Trigger Date, (i) Eligible Members, pursuant to Bye-law 24, or (ii) the Board, or the nominating and corporate governance committee of the Board if so designated by the Board, shall have the right to nominate the Persons who shall stand for election as Directors for the remainder of the places then available for election to the Board (excluding the Roivant Directors), and who shall, if elected, each be entitled to cast one vote on each matter presented to the Board or any applicable Committee thereof;

(c)

On or after the Trigger Date, (i) Eligible Members, pursuant to Bye-law 24, or (ii) the Board, or the nominating and corporate governance committee of the Board if so designated by the Board, shall have the right to nominate the Persons who shall stand for election as Directors for all places then available for election to the Board and who shall, if elected, each be entitled to cast one vote on each matter presented to the Board or any applicable Committee thereof.

Each Director so nominated, other than any Roivant Director appointed pursuant to Bye-law 39.3(a), shall be elected by the affirmative vote in general meeting of the holders of a majority of the aggregate voting rights of issued and outstanding Shares entitled to vote thereon and voting at the meeting. The persons receiving the most votes (up to the number of Directors to be elected, other than Roivant Directors) shall be elected as Directors, and in each case receipt of an absolute majority of the votes cast shall not be a prerequisite to the election of any Director.

39.4

All designations and appointments of Roivant Directors by Roivant, and the determination of the term of Roivant Directors by Roivant shall become effective upon the delivery by Roivant of a duly executed notice to the Company, without the requirement for any further vote or approval by Members or the Board. Roivant may not transfer or otherwise delegate or give a proxy to any third party with respect to its right to appoint Roivant Directors, provided, however, that the remaining Roivant Director may appoint a Roivant Director to fill a vacancy in a like manner.

39.5

The Directors shall elect, from among their number, the chairperson of the Board (the “Chairperson”); provided that, prior to the Trigger Date, the Chairperson shall be a Roivant Director designated in writing by duly executed notice from Roivant to the Company.

40.	Alternate Directors

40.1	Any Director may appoint a Person or Persons to act as a Director in the alternative to himself or herself by notice deposited with the Secretary.

40.2

Any Person appointed pursuant to this Bye-law 40 shall have all the rights and powers of the Director or Directors for whom such person is elected or appointed in the alternative, provided that such person shall not be counted more than once in determining whether or not a quorum is present.

40.3

An Alternate Director shall be entitled to receive notice of all Board meetings and to attend and vote at any such meeting at which a Director for whom such Alternate Director was appointed in the alternative is not personally present and generally to perform at such meeting all the functions of such Director for whom such Alternate Director was appointed.

40.4	An Alternate Director’s office shall terminate:

(a)	on the occurrence in relation to the Alternate Director of any event which, if it occurred in relation to his appointor, would result in the termination of the appointor’s directorship; or

(b)	when the Alternate Director’s appointor revokes the appointment by notice to the Company in writing specifying when the appointment is to terminate; or

(c)	if the Alternate Director’s appointor ceases for any reason to be a Director.

41.	Removal of Directors

41.1	Subject to subsections (a) through (c) of Bye-law 42.1:

(a)

Prior to the Trigger Date, any Roivant Directors may be removed, with or without cause, only by Roivant, by duly executed notice to the Company, which is effective upon the delivery by Roivant to the Company, without the requirement for any further vote or approval by the Members or the Board;

(b)

Prior to the Trigger Date, any Director (other than a Roivant Director) may be removed with or without cause (i) by a notice to that effect signed by the holders of a majority of the aggregate voting rights of the issued and outstanding Shares entitled to vote thereon, which is effective upon delivery to the Company, without the requirement for any further vote or approval by the Members or the Board, and in such case section 93 of the Act shall not apply, or (ii) pursuant to a resolution approved by the affirmative vote in a general meeting of the holders of a majority of the aggregate voting rights of the issued and outstanding Shares entitled to vote thereon and voting at the meeting, to which the requirements of section 93 of the Act apply; and

(c)

On or after the Trigger Date, any Director may be removed with or without cause (i) by a notice to that effect signed by the holders of a majority of the aggregate voting rights of the issued and outstanding Shares entitled to vote thereon, which is effective upon delivery to the Company, without the requirement for any further vote or approval by the Members or the Board, and in such case section 93 of the Act shall not apply, or (ii) pursuant to a resolution approved by the affirmative vote in a general meeting of the holders of a majority of the aggregate voting rights of the issued and outstanding Shares entitled to vote thereon and voting at the meeting, to which the requirements of section 93 of the Act apply.

41.2

If a Director (other than, prior to the Trigger Date, a Roivant Director) is removed from the Board under subsections (b) or (c) of Bye-law 41.1, the vacancy may be filled pursuant to a resolution approved by the affirmative vote of the holders of a majority of the aggregate voting rights of the issued and outstanding Shares entitled to vote thereon and voting at the meeting and a Director so appointed shall hold office until the earliest of (i) the next annual general meeting, (ii) the date such Director’s term ends pursuant to Bye-law 39.2 and (iii) the date such Director’s office is otherwise vacated.

42.	Vacancy in the Office of a Director

42.1 The office of a Director shall be vacated prior to the expiration of his or her term if the Director:

(a)	is prohibited from being a Director by law;

(b)	is or becomes bankrupt, or makes any arrangement or composition with his or her creditors generally;

(c)	is or becomes of unsound mind or dies;

(d)	resigns his or her office by notice to the Company; or

(e)	is removed from office pursuant to Bye-law 41.

42.2

Until the Trigger Date, only Roivant or the remaining Roivant Director (pursuant to the procedures set forth in Bye-law 39.4) shall have the power to appoint any Person as a Roivant Director to fill a vacancy on the Board occurring as a result of the death, disability, disqualification, removal or resignation of any Roivant Director prior to the expiration of his or her term. A Roivant Director appointed by the remaining Roivant Director to fill a vacancy shall hold office until the earlier of (i) the next annual general meeting, or (ii) the date such Roivant Director’s office is otherwise vacated.

42.3

At any time, the Board, by a majority vote, shall have the power to appoint any Person as a Director (other than a Roivant Director) to fill a vacancy on the Board occurring as a result of the death, disability, disqualification, removal or resignation of any Director (other than a Roivant Director) prior to the expiration of his or her term (or an increase in the size of the Board pursuant to Bye-law 39.2 resulting in a new Director) and if at any general meeting at which the term of a Director (other than a Roivant Director) expires the Members do not elect a replacement Director to such Director, the Board, by a majority vote, may appoint any Person as a Director to fill the vacancy. A Director appointed by the Board to fill a vacancy shall hold office until the earlier of (i) the next annual general meeting, or (ii) the date such Director’s office is otherwise vacated.

43.	Remuneration of Directors

The remuneration (if any) of the Directors shall be determined by the Board or a Committee and shall be deemed to accrue from day to day. The Directors may also be paid all travel, hotel and other expenses properly incurred by them (or in the case of a director that is a corporation, by its representative or representatives) in attending and returning from Board meetings, meetings of any Committee or general meetings, or in connection with the business of the Company or their duties as Directors generally.

44.	Defect in Appointment

All acts done in good faith by the Board, any Director, a member of a Committee, any person to whom the Board may have delegated any of its powers or any person acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or person acting as aforesaid, or that he or she was, or any of them were, disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director or act in the relevant capacity.

45.	Directors to Manage Business

Subject to Bye-law 30, the business of the Company shall be managed and conducted by the Board. In managing the business of the Company, the Board may exercise all such powers of the Company as are not, by the Act or by these Bye-laws, required to be exercised by the Company in general meeting.

46.	Powers of the Board of Directors

Subject to Bye-law 56 and Bye-law 83, the Board may:

(a)	appoint, suspend, or remove any manager, secretary, clerk, agent or employee of the Company and may fix their remuneration and determine their duties;

(b)

exercise all the powers of the Company to borrow money and to mortgage or charge or otherwise grant a security interest in its undertaking, property and uncalled capital, or any part thereof, and may issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or any third party;

(c)

appoint one or more persons to, or remove any such person from, the office of Principal Executive Officer of the Company (in each case, subject to clause (k) of Bye-law 56.3), who shall, subject to the control of the Board, supervise and administer all of the general business and affairs of the Company;

(d)

appoint a person to act as manager of the Company’s day-to-day business and may entrust to and confer upon such manager such powers and duties as it deems appropriate for the transaction or conduct of such business;

(e)

by power of attorney, appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Board, to be an attorney of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board) and for such period and subject to such conditions as it may think fit and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board may think fit and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions so vested in the attorney;

(f)	procure that the Company pays all expenses incurred in promoting and incorporating the Company and listing the Shares;

(g)

delegate any of its powers (including the power to sub-delegate) to any person on such terms and in such manner as the Board may see fit; provided, that the Board may not delegate to any such person, and no such person shall have, the ability to take any action covered by Bye-law 56.3;

(h)	present any petition and make any application in connection with the liquidation or reorganisation of the Company;

(i)	in connection with the issuance of any Share, pay such commission and brokerage as may be permitted by law; and

(j)

authorise any company, firm, person or body of persons to act on behalf of the Company for any specific purpose and in connection therewith to execute any deed, agreement, document or instrument on behalf of the Company.

47.	Committees of the Board

47.1

The Board may delegate any of its powers to a committee of one or more persons appointed by the Board (a “Committee”) which may, subject to Bye-law 47.2, consist partly or entirely of non-Directors; provided, that the Board may not delegate to any Committee, and no Committee shall have, the ability to take any action covered by Bye-law 56.3. Each Committee shall conform to such directions as the Board shall impose on it.

47.2

Until the Trigger Date, the Roivant Directors, acting separately, shall have the right to designate one or both Roivant Directors to be a member or members of each Committee and designate a Roivant Director as chairperson of each Committee of the Board (other than, upon an IPO, the Audit Committee); provided that, upon an IPO, the Audit Committee of the Board shall be made up of such number of Independent Directors as required from time to time by the Designated Stock Exchange Rules, Exchange Act or otherwise required by applicable law.

47.3

If the Roivant Directors have designated one or both Roivant Directors to be a member or members of a Committee pursuant to Bye-law 47.2, the presence of such Roivant Director or Directors shall be necessary to constitute a quorum for the transaction of business at a meeting of such Committee.

47.4

Except as otherwise set forth in this Bye-law 47, the meetings and proceedings of each Committee shall be governed by the provisions of these Bye-laws regulating the meetings and proceedings of the Board, so far as the same are applicable and are not superseded by directions imposed by the Board. Prior to the Trigger Date or an IPO, on such date the Company ceases to be a “controlled company” (as defined under the Designated Stock Exchange Rules), any Director that is a member of a Committee (other than, upon an IPO, the Audit Committee) may refer a Committee matter to the Board at any time and in such case the delegation of powers to the Committee in respect of that matter shall be immediately suspended pending Board action or the Board’s further directions to the Committee.

47.5

The chairperson of each Committee shall act as chairperson at all meetings of such Committee when he or she is present. In the absence of the Committee chairperson, a chairperson of the meeting shall be appointed or elected by the a majority of the Directors present at such Committee meeting.

48.	Confidentiality

If any Director obtains any confidential information of the Company in the course of his or her duties as a Director he or she shall keep such information confidential and shall not divulge or use such information other than in the course of his or her duties as a Director; provided, that a Director, whether acting individually or pursuant to Board resolution, shall be exempt from this obligation to keep information confidential if, in addition to having regard for his or her fiduciary duties under Bermuda law, the Director (a) discloses the information only to a Member and (b) makes such Member aware that such information is confidential.

49.	Register of Directors and Officers

The Board shall cause to be kept in one or more books at the registered office of the Company a Register of Directors and Officers and shall enter therein the particulars required by the Act.

50.	Appointment of Officers

50.1	The Board may appoint such Officers (who may or may not be Directors) as the Board may determine for such terms as the Board deems fit.

51.	Appointment of Secretary

The Secretary shall be appointed by the Board from time to time for such term as the Board deems fit.

52.	Duties of Officers

The Officers shall have such powers and perform such duties in the management, business and affairs of the Company as may be delegated to them by the Board from time to time.

53.	Remuneration of Officers

The Officers shall receive such remuneration as the Board may determine.

54.	Conflicts of Interest

54.1

Any Director, or any Director’s firm, partner or any company with whom any Director is associated, may act in any capacity for, be employed by or render services to the Company on such terms, including with respect to remuneration, as may be agreed between the parties. Nothing herein contained shall authorise a Director or a Director’s firm, partner or company to act as Auditor to the Company.

54.2

A Director who is directly or indirectly interested in a contract or proposed contract with the Company (an “Interested Director”) shall declare the nature of such interest as required by the Act. For the avoidance of doubt, subject to the Act, no Director or immediate family member shall be considered “interested” with respect to any transaction in which all of the Members participate or are offered to participate.

54.3	An Interested Director who has complied with the requirements of Bye-law 54.2 may:

(a)	vote in respect of such contract or proposed contract; and/or

(b)	be counted in the quorum for the meeting at which the contract or proposed contract is to be voted on,

and no such contract or proposed contract shall be void or voidable by reason only that the Interested Director voted on it or was counted in the quorum of the relevant meeting and the Interested Director shall not be liable to account to the Company for any profit realised thereby.

55.	Indemnification and Exculpation of Directors and Officers

55.1

The Directors, Resident Representative, Secretary and other Officers (such term to include any person appointed to any Committee) acting in relation to any of the affairs of the Company or any Subsidiary thereof and the liquidator or trustees (if any) acting in relation to any of the affairs of the Company or any Subsidiary thereof and every one of them (whether for the time being or formerly), and their heirs, executors and administrators (each of which, an “Indemnified Party”), shall be indemnified and secured harmless out of the assets of the Company from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their heirs, executors or administrators shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and no Indemnified Party shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any monies or effects belonging to the Company shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any monies of or belonging to the Company shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto; provided, that this indemnity shall not extend to any matter in respect of any fraud or dishonesty to the extent prohibited by the Act in relation to the Company which may attach to any of the Indemnified Parties. Each Member agrees to waive any claim or right of action such Member might have, whether individually or by or in the right of the Company, against any Director or Officer on account of any action taken by such Director or Officer, or the failure of such Director or Officer to take any action in the performance of his or her duties with or for the Company or any Subsidiary thereof; provided, that such waiver shall not extend to any matter in respect of any fraud or dishonesty in relation to the Company which may attach to such Director or Officer.

55.2

The Company may purchase and maintain insurance for the benefit of any Director or Officer against any liability incurred by him or her under the Act in his or her capacity as a Director or Officer or indemnifying such Director or Officer in respect of any loss arising or liability attaching to him or her by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which the Director or Officer may be guilty in relation to the Company or any Subsidiary thereof.

55.3

The Company may advance monies to a Director or Officer for the costs, charges and expenses incurred by the Director or Officer in defending any civil or criminal proceedings against him or her, on condition that the Director or Officer shall repay the advance if any allegation of fraud or dishonesty in relation to the Company is proved against him or her

55.4

No amendment or repeal of any provision of this Bye-law 55 shall alter, to the detriment of any person, the right of such person to indemnification or advancement of expenses related to a claim based on an act or failure to act that took place prior to such amendment or repeal.

MEETINGS OF THE BOARD OF DIRECTORS

56.	Board Meetings

56.1	The Board may meet for the transaction of business, adjourn and otherwise regulate its meetings as it sees fit.

56.2

Subject to Bye-law 30 and Bye-law 56.3, a resolution put to the vote at a Board meeting (a quorum being present) shall be carried by the affirmative votes of a majority of the votes cast and in the case of an equality of votes the resolution shall fail. Until the Trigger Date, each Roivant Director shall have three votes and each other Director shall have one vote on all matters put to the vote at a Board meeting or a Committee thereof, of which such Director is a member. On or after the Trigger Date, each Director (including each Director that was a Roivant Director prior to the Trigger Date) or Committee member (as the case may be) shall have one vote on all matters put to the vote at a Board meeting or a Committee thereof.

56.3

Notwithstanding Bye-law 56.2, prior to the Trigger Date, except as otherwise approved by a majority of the Board, the Company shall not, and shall cause its Subsidiaries not to, directly or indirectly:

(a)	take any action referred to in Bye-law 30;

(b)	appoint, remove or reassign any director or officer of the Company or any of its Subsidiaries;

(c)

make changes to the structure of the Company or its Subsidiaries and membership of their respective management teams or boards of directors that could reasonably result in adverse tax consequences to the Company, its affiliates or their respective shareholders;

(d)

increase, divide, consolidate, subdivide, change the currency denomination of, diminish or otherwise alter or reduce the share capital of the Company or any of its Subsidiaries, including by increasing or decreasing the number of authorized Shares of the Company or any securities of any Subsidiary;

(e)

with respect to the Company or any of its Subsidiaries, (i) liquidate or wind up its affairs, (ii) file a voluntary petition for bankruptcy, (iii) make an assignment for the benefit of its creditors, (iv) file a petition or answer seeking any reorganization for relief from creditors or other forms of relief from creditors, (v) file an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of a nature referred to in the foregoing subsections of this clause (d) of this Bye-law 56.3 or (vi) seek, or consent to or acquiesce in, the appointment of a trustee, receiver or liquidator with respect to a majority of its assets;

(f)

sell, pledge, dispose of, transfer, lease, license, guarantee, let lapse, abandon or encumber, or authorize the sale, pledge, disposition, transfer, lease, license, guarantee, lapse, abandonment or encumbrance of, any property or assets (including intellectual property rights) of the Company or any of its Subsidiaries, except for sales, pledges, dispositions, transfers, leases, licenses, guarantees, lapses, abandonments or encumbrances in the ordinary course of business or that do not, individually or in the aggregate, exceed $1 million in any 12-month period;

(g)	acquire (including by way of license) any assets, except for acquisitions that do not, individually or in the aggregate, exceed $5 million in any 12-month period;

(h)

make any loan, advance, guarantee or capital contribution to or in any person, if the aggregate amount of all outstanding loans, advances, guarantees or capital contributions made by the Company and its Subsidiaries following such action would exceed $5 million (excluding loans between the Company and any of its Subsidiaries);

(i)

make any expenditures that, individually or in the aggregate, exceed $5 million in any 12-month period (other than pursuant to an annual budget or amendment thereto previously approved in accordance with these Bye-laws (including clause (i) of this Bye-law 56.3));

(j)	adopt or amend the annual budget of the Company or any of its Subsidiaries;

(k)

compromise, settle or agree to settle any suit, action, claim, proceeding or investigation against the Company or any of its Subsidiaries, except for compromises, settlements or agreements in the ordinary course of business that involve only the payment of monetary damages not to exceed $5 million individually or in the aggregate, in any case without the imposition of equitable relief on the Company or any of its Subsidiaries;

(l)	hire, offer to hire or terminate the principal executive officer of the Company or any of its Subsidiaries;

(m)

alter, in any material respect, the coverage of the Company’s or its Subsidiaries’ insurance policies and arrangements, including by removing the Qualified Member or any of its Affiliates from such policies or arrangements, as applicable;

(n)

enter into, amend or terminate any agreement or understanding with (a) any director or officer of the Company or any of its Subsidiaries or any of such director’s or officer’s Affiliates, spouses, civil partners, children (natural, step- or adopted), parents, siblings or grandchildren or (b) any shareholder of the Company or any of its Subsidiaries who holds more than 1% of the economic interests or voting rights of the Company or such Subsidiary, as applicable, or any Affiliate of such shareholder, except for an agreement, understanding or proposed transaction (i) where the person’s interest arises solely from ownership of equity of the Company or such Subsidiary, as applicable, and all shareholders of the Company or such Subsidiary, as applicable, receive the same benefit on a pro rata basis, (ii) related to an employment agreement or compensation arrangements that have been approved by the Board (other than with respect to a director), (iii) entered into in the ordinary course of business consistent with past practices that have been approved by a majority of the Board, (iv) among the Company’s wholly owned Subsidiaries, and (v) between the Company and the Qualified Member or any of its Affiliates, including the Shareholder’s Agreement;

(o)

make any material decisions regarding the Company’s candidates and commercial products (including in licensed assets and programs and products pursuant to joint venture or third-party collaboration activities), including but not limited to, changes to the Company’s chosen therapeutic area or focus, material changes to the allocation of or reductions in spending on research and development for the Company’s programs, material public affairs and public relations matters (including but not limited to drug pricing matters);

(p)	fill any casual vacancy in the office of the Auditor pursuant to Bye-law 76; or

(q)	authorize, agree or commit to do any of the foregoing.

57.	Notice of Board Meetings

A Director may, and the Secretary on the requisition of a Director shall at any time, summon a Board meeting. Notice of a Board meeting shall be deemed to be duly given to a Director if it is given to such Director verbally (including in person or by telephone) or otherwise communicated or sent to such Director by post, electronic means or other mode of representing words in a visible form at such Director’s last known address or in accordance with any other instructions given by such Director to the Company for this purpose at least 48 hours prior to the time of such meeting, unless each Director attends or gives his prior written consent to the meeting being held on such shorter notice.

58.	Electronic Participation in Meetings

Directors may participate in any meeting by such telephonic, electronic or other communication facilities or means as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

59.	Representation of Corporate Director

59.1

A Director which is a corporation may, by written instrument, authorise such person or persons as it thinks fit to act as its representative at any meeting and any person so authorised shall be entitled to exercise the same powers on behalf of such Director which such person represents as such Director could exercise if it were an individual Director, and that Director shall be deemed to be present in person at any such meeting attended by its authorised representative or representatives.

59.2

Notwithstanding the foregoing, the Chairperson may accept such assurances as he or she thinks fit as to the right of any person to attend and vote at Board meetings on behalf of a Director which is a corporation.

60.	Quorum at Board Meetings

The presence of Directors representing a majority of all seats on the Board, including the presence of Roivant Directors then in office and representing a majority of the votes eligible to be cast at a meeting, shall be necessary to constitute a quorum for the transaction of business at a meeting of the Board.

61.	Board to Continue in the Event of Vacancy

The Board may act notwithstanding any vacancy in its number but, if and so long as its number is reduced below the number fixed by these Bye-laws as the quorum necessary for the transaction of business at Board meetings, the continuing Directors or Director may act for the purpose of (i) summoning a general meeting; or (ii) preserving the assets of the Company.

62.	Chairperson to Preside

Unless otherwise agreed by a majority vote of the Directors attending, the Chairperson shall act as chairperson of the meeting at all Board meetings at which he or she is present. In the absence of the Chairperson, a chairperson of the meeting shall be appointed or elected by the Directors present at the meeting.

63.	Written Resolutions

63.1

Subject to these Bye-laws, anything which may be done by resolution of the Board at a meeting duly called and constituted may be done without a meeting by unanimous written resolution in accordance with this Bye-law 63.

63.2

A resolution signed by (or in the case of a Director that is a corporation, on behalf of) all the Directors, which may be in counterparts, shall be as valid as if it had been passed at a Board meeting duly called and constituted, such resolution to be effective on the date on which the resolution is signed by (or in the case of a Director that is a corporation, on behalf of) the last Director, provided, that (i) any such resolution shall be valid only if the signature of the last Director to sign is affixed outside the United States (unless the Board dispenses with this requirement), and (ii) the Board may declare such resolution to be invalid if the Board determines that the use of a resolution in writing could reasonably result in adverse tax, regulatory or legal consequences to the Company, any Subsidiary of the Company, or any direct or indirect holder of Shares or its Affiliates. For the purposes of this Bye-law 63 only, “the Directors” shall not include an Alternate Director.

63.3	A resolution in writing made in accordance with this Bye-law 63 shall constitute minutes for the purposes of the Act.

64.	Validity of Prior Acts of the Board

No regulation or alteration to these Bye-laws made by the Company in general meeting shall invalidate any prior act of the Board which would have been valid if that regulation or alteration had not been made.

CORPORATE RECORDS

65.	Minutes

The Board shall cause minutes to be duly entered in books provided for the purpose:

(a)	of all elections and appointments of Officers;

(b)	of the names of the Directors present at each Board meeting and of any Committee; and

(c)	of all resolutions and proceedings of meetings of the Members, Board meetings, meetings of managers and meetings of Committees.

66.	Place Where Corporate Records Kept

Minutes prepared in accordance with the Act and these Bye-laws shall be kept by the Secretary at the registered office of the Company.

67.	Form and Use of Seal

67.1	The Company may adopt a seal in such form as the Board may determine. The Board may adopt one or more duplicate seals for use in or outside Bermuda.

67.2

A seal may, but need not, be affixed to any deed, instrument or document, and if the seal is to be affixed thereto, it shall be attested by the signature of (a) any Director, (b) any Officer, (c) the Secretary or (d) any person authorised by the Board for that purpose.

67.3	A Resident Representative may, but need not, affix the seal of the Company to certify the authenticity of any copies of documents.

ACCOUNTS

68.	Records of Account

68.1	The Board shall cause to be kept proper records of account with respect to all transactions of the Company and in particular with respect to:

(a)	all amounts of money received and expended by the Company and the matters in respect of which the receipt and expenditure relates;

(b)	all sales and purchases of goods by the Company; and

(c)	all assets and liabilities of the Company.

68.2

Such records of account shall be kept at the registered office of the Company or, subject to the Act, at such other place as the Board thinks fit and shall be available for inspection by the Directors during normal business hours.

68.3	Such records of account shall be retained for a minimum period of seven years from the date on which they are prepared.

69.	Financial Year End

The financial year end of the Company may be determined by resolution of the Board and failing such resolution shall be 31st March in each year.

AUDITS

70.	Annual Audit

Subject to any rights to waive laying of accounts or appointment of an Auditor pursuant to the Act, the accounts of the Company shall be audited at least once in every year.

71.	Appointment of Auditor

71.1	Subject to the Act, the Members shall appoint an Auditor to the Company to hold office for such term as the Members deem fit or until a successor is appointed.

71.2	The Auditor may be a Member but no Director, Officer or employee of the Company shall, during his or her continuance in office, be eligible to act as an Auditor of the Company.

72.	Remuneration of Auditor

72.1	The remuneration of an Auditor appointed by the Members shall be fixed by the Company in general meeting or in such manner as the Members may determine.

72.2	The remuneration of an Auditor appointed by the Board to fill a casual vacancy in accordance with Bye-law 76 shall be fixed by the Board.

73.	Duties of Auditor

73.1

The financial statements of the Company shall be audited by the Auditor in accordance with generally accepted auditing standards. The Auditor shall make a written report thereon in accordance with generally accepted auditing standards.

73.2

The generally accepted auditing standards referred to in Bye-law 73.1 may be those of a country or jurisdiction other than Bermuda or such other generally accepted auditing standards as may be provided for in the Act. If so, the financial statements and the report of the Auditor shall identify the generally accepted auditing standards used.

74.	Access to Records

The Auditor shall at all reasonable times have access to all books kept by the Company and to all accounts and vouchers relating thereto, and the Auditor may call on the Directors or Officers for any information in their possession relating to the books or affairs of the Company.

75.	Financial Statements and the Auditor’s Report

75.1	Subject to Bye-law 75.2, the financial statements and/or the Auditor’s report as required by the Act shall:

(a)	be laid before the Members at the annual general meeting;

(b)	be received, accepted, adopted, approved or otherwise acknowledged by the Members by written resolution passed in accordance with these Bye-laws; or

(c)

in circumstances where the Company has elected to dispense with the holding of an annual general meeting, be made available to the Members in accordance with the Act in such manner as the Board shall determine.

75.2

If all Members and Directors agree, either in writing or at a meeting, that in respect of a particular interval no financial statements and/or Auditor’s report thereon need be made available to the Members, and/or that no Auditor shall be appointed, then there shall be no obligation on the Company to do so.

76.	Vacancy in the Office of Auditor

The Board may fill any casual vacancy in the office of the Auditor.

VOLUNTARY WINDING-UP AND DISSOLUTION

77.	Winding-Up

If the Company is wound up the liquidator may, with the sanction of a resolution of the Members, divide amongst the Members in specie or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as he deems fair upon any property to be divided as aforesaid and shall, in accordance with the terms of these Bye-laws, determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in the trustees upon such trusts for the benefit of the Members as the liquidator shall think fit, but so that no Member shall be compelled to accept any Shares or other securities or assets whereon there is any liability.

CHANGES TO CONSTITUTION

78.	Changes to Bye-laws

No Bye-law may be rescinded, altered or amended, and no new Bye-law may be made, save in accordance with the Act and until the same has been approved by a resolution of the Board and by the affirmative vote in general meeting of the holders of a majority of the aggregate voting rights of the issued and outstanding Shares entitled to vote thereon and voting at the meeting.

79.	Changes to the Memorandum

No alteration or amendment to the Memorandum may be made save in accordance with the Act and until same has been approved by a resolution of the Board and by the affirmative vote in general meeting of the holders of a majority of the aggregate voting rights of the issued and outstanding Shares entitled to vote thereon and voting at the meeting.

80.	Discontinuance

The Board may exercise all the powers of the Company to discontinue the Company to a jurisdiction outside Bermuda pursuant to the Act.

81.	Business Combinations

81.1

(a) Any Business Combination (as defined below) with any Interested Shareholder (as defined below) within a period of three years following the time of the transaction in which the person become an Interested Shareholder must be approved by the Board and authorised at an annual or special general meeting, by the affirmative vote of a super majority of at least 66 and 2/3% of the aggregate voting rights of the issued and outstanding Shares entitled to vote and voting at the meeting that are not owned by the Interested Shareholder unless:

(i)

prior to the time that the person became an Interested Shareholder, the Board approved either the Business Combination or the transaction which resulted in the person becoming an Interested Shareholder; or

(ii)

upon consummation of the transaction which resulted in the person becoming an Interested Shareholder, the Interested Shareholder owned at least 85% of the aggregate voting rights of the issued and outstanding Shares at the time the transaction commenced, excluding for the purposes of determining the number of Shares issued and outstanding, those Shares owned (i) by persons who are Directors and also officers and (ii) employee share plans in which employee participants do not have the right to determine whether shares held subject to the plan will be tendered in a tender or exchange offer.

(b)	The restrictions contained in this Bye-law 81.1 shall not apply if:

(i)

a Member becomes an Interested Shareholder inadvertently and (i) as soon as practicable divests itself of ownership of sufficient Shares so that the Member ceases to be an Interested Shareholder; and (ii) would not, at any time within the three-year period immediately prior to a Business Combination between the Company and such Member, have been an Interested Shareholder but for the inadvertent acquisition of ownership; or

(ii)

the Business Combination is proposed prior to the consummation or abandonment of, and subsequent to the earlier of the public announcement or the notice required hereunder of, a proposed transaction which (i) constitutes one of the transactions described in the following sentence; (ii) is with or by a person who either was not an Interested Shareholder during the previous three years or who became an Interested Shareholder with the approval of the Board; and (iii) is approved or not opposed by a majority of the members of the Board then in office who were Directors prior to any person becoming an Interested Shareholder during the previous three years or were recommended for election or elected to succeed such Directors by resolution of the Board approved by a majority of such Directors. The proposed transactions referred to in the preceding sentence are limited to:

(a)	a merger, amalgamation or consolidation of the Company (except an amalgamation or merger in respect of which, pursuant to the Act, no vote of the shareholders of the Company is required);

(b)

a sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), whether as part of a dissolution or otherwise, of assets of the Company or of any entity directly or indirectly wholly owned or majority owned by the Company (other than to the Company or any entity directly or indirectly wholly owned by the Company) having an aggregate market value equal to 50% or more of either the aggregate market value of all of the assets of the Company determined on a consolidated basis or the aggregate market value of all the issued and outstanding Shares; or

(c)	a proposed tender or exchange offer for 50% or more of the issued and outstanding voting Shares.

The Company shall give not less than 20 days’ notice to all Interested Shareholders prior to the consummation of any of the transactions described in subparagraphs (a) or (b) of the second sentence of this paragraph (ii).

(c)	For the purpose of this Bye-law 81 only, the term:

(i)	“affiliate” means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another person;

(ii)

“associate,” when used to indicate a relationship with any person, means: (i) any company, partnership, unincorporated association or other entity of which such person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of voting shares; (ii) any trust or other estate in which such person has at least a 20% beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same residence as such person;

(iii)	“Business Combination,” when used in reference to the Company and any Interested Shareholder of the Company, means:

(a)

any merger, amalgamation or consolidation of the Company or any entity directly or indirectly wholly owned or majority owned by the Company, wherever incorporated, with (A) the Interested Shareholder or any of its affiliates, or (B) with any other company, partnership, unincorporated association or other entity if the merger, amalgamation or consolidation is caused by the Interested Shareholder;

(b)

any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a shareholder of the Company, to or with the Interested Shareholder, whether as part of a dissolution or otherwise, of assets of the Company or of any entity directly or indirectly wholly owned or majority owned by the Company which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the Company determined on a consolidated basis or the aggregate market value of all the issued and outstanding Shares;

(c)

any transaction which results in the issuance or transfer by the Company or by any entity directly or indirectly wholly owned or majority owned by the Company of any Shares, or any share of such entity, to the Interested Shareholder, except: (A) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into Shares, or shares of any such entity, which securities were issued and outstanding prior to the time that the Interested Shareholder became such; (B) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into Shares, or shares of any such entity, which security is distributed, pro rata to all holders of a class or series of Shares subsequent to the time the Interested Shareholder became such; (C) pursuant to an exchange offer by the Company to purchase shares made on the same terms to all holders of such shares; or (D) any issuance or transfer of shares by the Company; provided however, that in no case under items (B)-(D) of this subparagraph shall there be an increase in the Interested Shareholder’s proportionate share of any class or series of shares;

(d)

any transaction involving the Company or any entity directly or indirectly wholly owned or majority owned by the Company which has the effect, directly or indirectly, of increasing the proportionate share of any class or series of Shares, which is owned by the Interested Shareholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any repurchase or redemption of any Shares not caused, directly or indirectly, by the Interested Shareholder; or

(e)

any receipt by the Interested Shareholder of the benefit, directly or indirectly (except proportionately as a shareholder of the Company), of any loans, advances, guarantees, pledges or other financial benefits (other than those expressly permitted in subparagraphs (a)-(d) of this paragraph) provided by or through the Company or any entity directly or indirectly wholly owned or majority owned by the Company;

(iv)

“control,” including the terms “controlling,” “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting shares, by contract or otherwise. A person who is the owner of 20% or more of the issued and outstanding voting shares of any company, partnership, unincorporated association or other entity shall be presumed to have control of such entity, in the absence of proof by a preponderance of the evidence to the contrary; provided that notwithstanding the foregoing, such presumption of control shall not apply where such person holds voting shares, in good faith and not for the purpose of circumventing this provision, as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do not individually or as a group have control of such entity;

(v)

“Interested Shareholder” means any person (other than the Company and any entity directly or indirectly wholly owned or majority owned by the Company) that (i) is the owner of 15% or more of the issued and outstanding voting Shares, (ii) is an affiliate or associate of the Company and was the owner of 15% or more of the issued and outstanding voting shares of the Company at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an Interested Shareholder or (iii) is an affiliate or associate of any person listed in (i) or (ii) above; provided, however, that the term “Interested Shareholder” shall not include any person whose ownership of shares in excess of the 15% limitation set forth herein is the result of action taken solely by the Company unless such person referred to in this proviso acquires additional voting Shares otherwise than as a result of further corporate action not caused, directly or indirectly, by such person. For the purpose of determining whether a person is an Interested Shareholder, the voting Shares deemed to be issued and outstanding shall include voting Shares deemed to be owned by the person through application of paragraph (viii) below, but shall not include any other unissued Shares which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise;

(vi)	“person” means any individual, company, partnership, unincorporated association or other entity;

(vii)

“voting shares” means, with respect to any company, shares of any class or series entitled to vote generally in the election of Directors and, with respect to any entity that is not a company, any equity interest entitled to vote generally in the election of the governing body of such entity;

(viii)	“owner,” including the terms “own” and “owned,” when used with respect to any shares, means a person that individually or with or through any of its affiliates or associates:

(a)	beneficially owns such shares, directly or indirectly; or

(b)	has (A) the right to acquire such shares (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the owner of shares tendered pursuant to a tender or exchange offer made by such person or any of such person’s affiliates or associates until such tendered shares are accepted for purchase or exchange; or (B) the right to vote such shares pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the owner of any shares because of such person’s right to vote such shares if the agreement, arrangement or understanding to vote such shares arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to 10 or more persons; or

(c)

has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in item (B) of subparagraph (b) of this paragraph), or disposing of such shares with any other person that beneficially owns, or whose affiliates or associates beneficially own, directly or indirectly, such shares.

81.2

In respect of any Business Combination to which the restrictions contained in Bye-law 81.1 do not apply but which the Act requires to be approved by the Members, the necessary general meeting quorum and Members’ approval shall be as set out in Bye-laws 27 and 29 respectively.

81.3

The Board shall ensure that the bye-laws or constitutional documents of each entity wholly owned or majority owned by the Company shall contain any provisions necessary to ensure that the intent of Bye-law 81.1, as it relates to the actions of such entities, is achieved.

SPECIAL QUALIFIED MEMBER PROVISIONS

82.	Rights of First Refusal and Co-Sale Rights

82.1

If at any time prior to an IPO, a Member other than a Qualified Member proposes to Transfer any Shares (a “Selling Member”), other than in connection with an Excluded Transfer, then the Selling Member shall promptly deliver to the Company and each Member written notice of the proposed Transfer (the “Transfer Notice”). The Transfer Notice shall include (a) the number and class of Shares proposed to be Transferred (the “Offered Shares”), (b) the name and address of each prospective Transferee, (c) the purchase price and form of consideration proposed to be paid for the Offered Shares and (d) the other material terms and conditions upon which the proposed Transfer is to be made. The Transfer Notice shall certify that the Selling Member has received a firm offer from each prospective Transferee and in good faith believes a binding agreement for the Transfer is obtainable on the terms set forth in the Transfer Notice. The Transfer Notice shall also include a copy of any written proposal, term sheet, letter of intent or agreement relating to the proposed Transfer. Promptly following its receipt of a Transfer Notice, the Company shall provide a copy of such Transfer Notice to any Qualified Member.

82.2

Subject to Bye-law 82.9, the Company shall have the right for a period of 15 days from its receipt of a Transfer Notice to elect to purchase any or all of the Offered Shares at the same price and subject to the same material terms and conditions as described in the Transfer Notice. The Company may exercise such purchase option and purchase all or any portion of the Offered Shares (the “Company Purchased Shares”) by notifying the Selling Member and any Qualified Member in writing before expiration of the 15-day period as to the number of such Offered Shares that it wishes to purchase. Any Shares purchased by the Company shall be retired and canceled and shall not be reissued. If the Company fails to purchase any or all of the Offered Shares by exercising the option granted in this Bye-law 82.2 within the 15-day period for doing so, the remaining Offered Shares shall be subject to the options granted to the Qualified Members pursuant to Bye-law 82.4.

82.3

If at any time the Selling Member proposes to Transfer any Shares and the Company did not elect to purchase all such Shares pursuant to Bye-law 82.2, then, within five days after the Company has declined so to purchase all of the Offered Shares or the Company’s option to so purchase the Offered Shares has expired without the Company having elected to purchase any Offered Shares, the Selling Member shall give any Qualified Member an additional notice (the “Additional Transfer Notice”) that shall include all of the information and certifications required in a Transfer Notice and shall additionally identify the Offered Shares that the Company has declined to purchase (the “Remaining Shares”) and reference the Qualified Members’ right of first refusal and co-sale right with respect to the proposed Transfer pursuant to this Bye-law 82.

82.4

Subject to the rights of the Company under Bye-law 82.2, the Qualified Members shall have the right, for a period of 15 days from the Qualified Members’ receipt of an Additional Transfer Notice, to elect to purchase all or any portion of the Remaining Shares at the same price and subject to the same material terms and conditions as described in the Additional Transfer Notice, by delivering to the Selling Member and the Company a notice of exercise of the right of first refusal before the expiration of the 15-day period as to the number of such Remaining Shares that they wish to purchase (the “Participating Member Initial Purchased Shares”).

82.5

The Qualified Members shall be entitled to apportion any Remaining Shares they are to purchase among themselves in their sole discretion; provided, that notice of such allocation is given to the Selling Member.

82.6

Any purchase pursuant to this Bye-law 82 shall be effected with payment by check or wire transfer against delivery of such Shares to be purchased at a time and place agreed upon between the parties, which time shall be no later than 60 days after delivery to the Company of the Transfer Notice, unless the Transfer Notice contemplated a later closing with the prospective third-party Transferee(s).

82.7

Subject to the requirements of Bye-law 82.9, if applicable, any Offered Shares, to the extent not purchased pursuant to this Bye-law 82 (the “Third-Party Offered Shares”) may then be sold by the Selling Member at any time within two months after the purchase rights for Offered Shares or Remaining Shares, as applicable, pursuant to this Bye-law 82 have expired, at prices and on terms no more favorable to the purchaser than as set forth in the Transfer Notice. Thereafter, the provisions of this Bye-law 82 will apply again.

82.8	The provisions of this Bye-law 82 shall terminate automatically and be of no further force and effect upon the consummation of an IPO or a Sale Transaction.

82.9

(a)

The Qualified Members, upon notice to the Company and the Selling Member in writing within 15 days after the delivery of a Transfer Notice, shall have the right to elect to participate in any purchase by the Company of Shares pursuant to Bye-law 82.2, on the same terms and conditions specified in the Transfer Notice in accordance with the terms of this Bye-law 82.9 (a “Company Purchase Co-Sale Right”). Any notice pursuant to the immediately preceding sentence to the Company and the Selling Member shall indicate the number of Shares that the Qualified Members desire to sell.

(b)

The maximum number of Shares that the Qualified Members may elect to sell in connection with the exercise of a Company Purchase Co-Sale Right shall be equal to the product of: (i) the aggregate number of Offered Shares subject to the Transfer Notice delivered by the Selling Member that constitute Company Purchased Shares and (ii) a fraction, the numerator of which is the number of Shares owned by the Qualified Members on the date of the Transfer Notice and the denominator of which is the number of Shares owned by the Qualified Members plus the number of Shares owned by the Selling Member. To the extent the Qualified Members choose to exercise their Company Purchase Co-Sale Right in accordance with Bye-law 82.9(a), the number of Offered Shares that the Selling Member may sell to the Company shall be correspondingly reduced.

(c)

The Qualified Members shall also have the right to elect to participate in any Transfer of Shares pursuant to Bye-law 82.7, on the same terms and conditions specified in the Transfer Notice in accordance with the terms of this Bye-law 82.9 (a “Third-Party Purchase Co-Sale Right”).

(d)

The maximum number of Shares the Qualified Members may elect to sell in connection with the exercise of their Third-Party Purchase Co-Sale Right shall be equal to the product of: (i) the aggregate number of Third-Party Offered Shares and (ii) a fraction, the numerator of which is the number of Shares owned by the Qualified Members on the date of the Transfer Notice and the denominator of which is the number of Shares owned by the Qualified Members plus the number of Shares owned by the Selling Member. To the extent the Qualified Members choose to exercise their Third-Party Purchase Co-Sale Right in accordance with Bye-law 82.9(c), the number of Remaining Shares that the Selling Member may sell shall be correspondingly reduced.

(e)

The Qualified Members shall be entitled to apportion any Shares they are to sell pursuant to this Bye-law 82.9 among themselves as they consider appropriate; provided, that notice of such allocation is given to the Selling Member.

(f)

For the avoidance of doubt, the Qualified Members may elect to sell Shares of any class, in any combination, up to the maximum total number of Shares permitted pursuant to the applicable subsection of this Bye-law 82.9.

(g)

If a Selling Member sells any Shares in contravention of the co-sale rights of the Qualified Members under this Bye-law 82.9 (a “Prohibited Transfer”), the Qualified Members, in addition to such other remedies as may be available at law, in equity or hereunder, shall have the put option provided by Bye-law 82.9(h), and such Selling Member shall be bound by the applicable provisions of such option.

(a)

In the event of a Prohibited Transfer, the Qualified Members shall have the right to sell to the Selling Member making such Prohibited Transfer a number of Shares equal to the number of Shares the Qualified Members would have been entitled to Transfer to the third-party Transferee(s) under this Bye-law 82.9 had the Prohibited Transfer been effected pursuant to and in compliance with the terms hereof. Such sale shall be on a price per Share equal to the price per Share paid by the third-party Transferee(s) to the Selling Member in the Prohibited Transfer. The Selling Member shall also reimburse the Qualified Members for any and all fees and expenses, including legal fees and expenses, incurred pursuant to the exercise or the attempted exercise of the Qualified Members’ rights under this Bye-law 82.9.

83.	Drag-Along Rights

83.1

If, at any time prior to an IPO, the Qualified Members (the “Drag-Along Sellers”) propose to consummate a Sale Transaction (a “Drag-Along Sale”) with any person (such person, a “Drag-Along Purchaser”) upon such terms and conditions as agreed to with the Drag-Along Sellers, each other Member (an “Other Member”) agrees, at the request of the Drag-Along Sellers, to participate in such Drag-Along Sale as set forth in this Bye-law 83.

83.2

If the Drag-Along Sale is structured as a sale of Shares, each Other Member shall sell to the Drag-Along Purchaser the Drag-Along Portion of the Shares then held by such Other Member on the same terms and conditions as are applicable to the Drag-Along Sellers, including the same per Share consideration with respect to a specific class of Shares; provided, that the terms of such Drag-Along Sale may provide different per-Share consideration for different classes of Shares; provided, further, that each holder of a specific class of Shares shall receive the same consideration with respect to such Shares as each other holder of the same class of Shares; provided, further, that except with respect to any liability incurred by such Other Member individually, such Other Member shall not be liable to a Drag-Along Purchaser for an amount greater than the proceeds from such sale.

83.3

If the Drag-Along Sale is structured as a merger, amalgamation or scheme of arrangement of the Company or other transaction that requires the approval of the Members, each Other Member shall vote its respective Shares (or execute and deliver any written consents in lieu thereof) in favor of any Drag-Along Sale and all actions deemed reasonably necessary by the Drag-Along Sellers in connection with the Drag-Along Sale, and against any action or proposal that may prevent, hinder or impede the consummation of the Drag-Along Sale.

83.4

The Drag-Along Sellers shall provide written notice of a proposed Drag-Along Sale to the Other Members (a “Drag-Along Sale Notice”) not later than 10 days prior to such proposed Drag-Along Sale. The Drag-Along Sale Notice shall identify the Drag-Along Purchaser, the per-Share consideration for which a Transfer is proposed to be made (the “Drag-Along Sale Price”) and all other material terms and conditions of the Drag-Along Sale. Each Other Member shall be required to participate in the Drag- Along Sale on the terms and conditions set forth in the Drag-Along Sale Notice and to tender its Shares. The price and form of consideration payable in such Transfer shall be the Drag-Along Sale Price.

83.5

The Drag-Along Sellers shall have a period of 180 days from the date of receipt of the Drag-Along Sale Notice to enter into a definitive agreement providing for the Drag-Along Sale on the terms and conditions set forth in such Drag-Along Sale Notice, which Drag-Along Sale shall be promptly consummated, subject to fulfilling any closing conditions and obtaining any required regulatory approvals. If the Drag-Along Sellers have not entered into a definitive agreement providing for the Drag-Along Sale within such 180-day period and the Drag-Along Sellers propose to effect a Drag-Along Sale after such 180-day period, the Drag-Along Sellers shall again comply with the procedures set forth in this Bye-law 83.

83.6

In connection with a Drag-Along Sale, each Other Member shall (a) make such representations, warranties and covenants and enter into such definitive agreements as are customary for transactions of the nature of the Drag-Along Sale, (b) benefit from and be subject to all of the same provisions of the definitive agreements as are applicable to the Drag-Along Sellers, (c) be required to bear its proportionate share of any escrows, holdbacks or adjustments in respect of the purchase price or indemnification obligations; provided, that an Other Member shall only be obligated to indemnify any other person in connection with such Tag-Along Sale or Drag-Along Sale severally; provided, further, that no Other Member shall be obligated to indemnify any other Member for any breach or misrepresentation by such other Member with respect to title in such other Member’s Shares, (d) be required to bear its proportionate share of the costs and expenses incurred by the Company and the Members in connection with the proposed transaction (whether or not consummated), including all attorney’s fees and charges, all accounting fees and charges and all finders, brokerage or investment banking fees, charges or commissions (including, if requested by the Drag-Along Sellers, an investment banking firm selected by the Drag-Along Sellers and engaged, on customary terms (including customary indemnification from the Company)), to the extent not paid by the Company, and (e) to the extent permitted by applicable law, not exercise any dissenters’ or appraisal rights to which they may be entitled in connection with a Drag-Along Sale.

84.	Preemptive Rights

84.1

Prior to the consummation of an IPO, the Company shall give any Qualified Member written notice (an “Issuance Notice”) of any proposed issuance by the Company of any Shares at least 15 days prior to the proposed issuance date. The Issuance Notice shall specify the number and class of Shares and the price at which such Shares are proposed to be issued and the other material terms and conditions of the issuance, including the proposed closing date. Each such Qualified Member shall be entitled to purchase, at the price and on the other terms and conditions specified in the Issuance Notice, up to its pro rata amount of such newly issued Shares, which pro rata amount shall be equal to (a) the number of Shares proposed to be issued by the Company, multiplied by (ii) a fraction, the numerator of which is the number of Shares held by such Qualified Member (on a fully diluted basis) and the denominator of which is equal to the sum of the number of Shares held by all Members (on a fully diluted basis). If such Qualified Member desires to exercise the purchase right set forth in the immediately foregoing sentence, such Qualified Member (an “Exercising Member”) shall give the Company written notice (an “Exercise Notice”) of its intent to exercise such purchase right and the number of Shares that such Exercising Member elects to purchase pursuant thereto within 10 days after receipt of the Issuance Notice. If, at the termination of the 10-day period following the delivery of any Issuance Notice, a Qualified Member has not exercised its right to purchase any of its pro rata share of such Shares, such Qualified Member shall be deemed to have waived all of its rights under this Bye-law 84 with respect to, and only with respect to, the purchase of such Shares specified in such Issuance Notice. A delivery of an Exercise Notice shall constitute a binding agreement of the Exercising Member to purchase, at the price and on the terms and conditions specified in the Issuance Notice, the number of Shares specified in the Exercise Notice.

84.2

The Company shall have 120 days after the date of the Issuance Notice to consummate the proposed issuance of any or all of such Shares that no Exercising Member has elected to purchase at the same (or higher) price and upon such other terms and conditions that are not materially less favorable to the Company than those specified in the Issuance Notice. If the Company proposes to issue any class of Shares after such 120-day period or during such 120-day period at a lower price or on such other terms materially less favorable to the Company, it shall again comply with the procedures set forth in this Bye-law 84.

84.3

The preemptive rights under this Bye-law 84 shall not apply to (a) issuances or sales of Shares to employees and/or officers under an employee compensation plan or equity or option incentive plan or program adopted pursuant to these Bye-laws (including clause (i) of Bye-law 31), and/or issuances to directors of the Company or any of its Subsidiaries,

(b) issuances or sales of Shares upon exercise, conversion or exchange of any equity security of the Company outstanding as of the date of this Agreement or which, when issued, were exempt from preemptive rights under this Bye-law 84.3, (c) issuances or sales in, or in connection with, an IPO, a merger of the Company with or into another person or an acquisition by the Company of another person or substantially all of the assets of another person, or (d) issuances of shares of a specified class of Shares as a bona-fide “equity kicker” to a lender in connection with a third party debt financing approved by the Board.

85.	No Duty for Corporate Opportunities

Notwithstanding anything to the contrary in these Bye-laws or any other policy or code of the Company, the Company, on behalf of itself and its Subsidiaries, (a) acknowledges and affirms that Roivant and its respective Affiliates, employees, directors, partners and members (who are not directors, officers or employees of the Company) (the “Qualified Group”), (i) have participated (directly or indirectly) and will continue to participate (directly or indirectly) in direct investments in entities (“Other Investments”), including Other Investments engaged in various aspects of businesses similar to those engaged in by the Company and its Subsidiaries that may, are or will be competitive with the Company’s or any of its Subsidiaries’ businesses or that could be suitable for the Company’s or any of its Subsidiaries’ interests, (ii) have interests in, participate with, aid and maintain seats on the board of directors or similar governing bodies of, Other Investments, (iii) may develop or become aware of business opportunities for Other Investments and (iv) may or will, as a result of matters referred to in this Agreement, the nature of the Qualified Group’s businesses and other factors, have conflicts of interest or potential conflicts of interest, (b) hereby renounces and disclaims any interest or expectancy in any business opportunity (including any Other Investments) or any other opportunities, in each case, that may arise in connection with the circumstances described in the foregoing clauses (i) - (iv) (collectively, the “Renounced Business Opportunities”), (c) acknowledges and affirms that no member of the Qualified Group shall have any obligation to communicate or offer any Renounced Business Opportunity to the Company or any of its subsidiaries, and any member of the Qualified Group may pursue a Renounced Business Opportunity, and (d) acknowledges and affirms that any of the activities set forth in this Bye-law 85 shall not be considered a violation of any policies or codes of the Company.